Execution version

Exhibit 10.1

$400,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 7, 2023

among

OLD dominion electric cooperative,

as Borrower

the lenders named herein,

as Lenders

The ISSUING LENDERS Party Hereto,

and

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

as Administrative Agent, Lead Arranger and Swingline Lender

and

BANK OF AMERICA, N.A.,

as Syndication Agent

(continued)

i

(continued)

(continued)

SCHEDULES

Schedule I	Lenders’ Commitments
Schedule 3.03	Governmental Approvals
Schedule 3.06	Disclosed Matters
Schedule 3.14	Wholesale Power Contracts
Schedule 4.01(b)(i)	Indebtedness
Schedule 4.01(b)(ii)	Subsidiaries

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D-1	Form of Issuance Request
Exhibit D-2	Form of Amendment Issuance Request
Exhibit E	Form of Note
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Competitive Loan Quote
Exhibit H	Form of Competitive Loan Quote Request
Exhibit I	Form of Competitive Loan Note
Exhibit J	Form of Notice of Requested Commitment Increase
Exhibit K	Notice of Commitment Termination
Exhibit L – 1	Form of U. S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U. S. Federal Income Tax Purposes)
Exhibit L – 2	Form of U. S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U. S. Federal Income Tax Purposes)
Exhibit L – 3	Form of U. S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U. S. Federal Income Tax Purposes)
Exhibit L – 4	Form of U. S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U. S. Federal Income Tax Purposes)

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of December 7, 2023 is among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party hereto (as hereinafter defined), the ISSUING LENDERS party hereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender.

WHEREAS, ODEC, the financial institutions named therein as lenders, and the Administrative Agent are parties to the First Amended and Restated Credit Agreement, dated as of March 3, 2017 (as amended, supplemented or otherwise modified from time to time through the Effective Date (as defined below), the “Existing Credit Agreement”), under which the Lenders, Swingline Lender and Issuing Lenders made loans and extended credit to ODEC in an aggregate principal amount at any one time outstanding not exceeding $400,000,000; and

WHEREAS, ODEC has requested an amendment and restatement of the Existing Credit Agreement to, among other things, extend the “Maturity Date” currently scheduled under the Existing Credit Agreement and to implement certain other modifications to the terms and provisions of the Existing Credit Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

Article I
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Commitment Lender” has the meaning set forth in Section 2.23(d).

“Additional Lender” has the meaning set forth in Section 2.21(b).

“Administrative Agent” means National Rural Utilities Cooperative Finance Corporation, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Adjusted SOFR Market Index Rate” means, for purposes of any calculation, the rate per annum equal to (a) SOFR Market Index Rate for such calculation plus (b) the Term SOFR Adjustment; provided that if the Adjusted SOFR Market Index Rate as so determined shall ever be less than the Floor, then the Adjusted SOFR Market Index Rate shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 2.24, the rate per annum equal to (a) Term SOFR for such calculation plus

(b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person (including ODEC), another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, TEC Trading, Inc. shall not be an Affiliate of ODEC for purposes herein.

“Amendment Issuance Request” means a notice by ODEC for the amendment, renewal or extension of a letter of credit in accordance with Section 2.04(b), substantially in the form of Exhibit D-2 hereto.

“Anniversary Date” has the meaning set forth in Section 2.23(a).

“Applicable Margin” means, for any day, the rate per annum set forth below opposite the applicable Debt Rating (as defined below) of ODEC then in effect, it being understood that the Applicable Margin for (a) Syndicated Loans that are SOFR Loans shall be the percentage set forth under the column “SOFR Margin,” (b) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee” and (c) Letter of Credit participation fees shall be the percentage set forth under the column “SOFR Margin”:

Level	Moody’s Debt Rating	S&P Debt Rating	Fitch Debt Rating	Commitment Fee	SOFR Margin	Base Rate Margin
I	> Aa3	> AA-	> AA-	0.100%	1.00%	0.00%
II	A1	A+	A+	0.125%	1.10%	0.10%
III	A2	A	A	0.150%	1.15%	0.15%
IV	A3	A-	A-	0.175%	1.20%	0.20%
V	Baal	BBB+	BBB+	0.225%	1.30%	0.30%
VI	< Baa2	< BBB	< BBB	0.300%	1.50%	0.50%

The credit ratings referred to above (the “Debt Ratings”) are the long-term, senior, unsecured, non-credit enhanced debt ratings or issuer credit rating assigned to ODEC by Moody’s, S&P and Fitch, respectively. If ODEC does not have a Debt Rating from any such rating agency, for purposes of determining the Commitment Fee and the applicable interest margin, the Debt Rating of ODEC from such rating agency shall be deemed to be one pricing level (each a “Pricing Level”) lower than the Pricing Level corresponding to the applicable long-term, senior, secured, non-credit enhanced debt ratings assigned to ODEC from such rating agency, if any. The Applicable Margin as of the Effective Date (based on current ratings) shall be Pricing Level II.

If at any time there is a split among Debt Ratings by Moody’s, S&P and Fitch such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings, and if at any time there is a split among Debt Ratings by Moody’s, S&P, and Fitch such that two of such Debt Ratings are in one Pricing Level (the “Majority Status”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Status. In the event that ODEC shall maintain Debt Ratings from only two of Moody’s, S&P and Fitch and ODEC is split-rated and the Debt Ratings differential is one level, the Pricing Level corresponding to the higher Debt Rating will apply and if the ratings differential is two levels or more, the Pricing Level corresponding to one level lower than the higher Debt Rating will apply. If at any time ODEC is rated by only one of Moody’s S&P or Fitch, the level of that rating shall be the applicable level. If at any time ODEC does not have a Debt Rating from at least one of Moody’s, S&P and Fitch, the applicable Pricing Level shall be set at Level VI.

The Applicable Margin shall, in each case, be adjusted any time on or after the date (i) of any credit rating agency report setting forth a new credit rating for ODEC, and (ii) on the date that ODEC ceases to have a credit rating from any of Moody’s, S&P or Fitch. Such Applicable Margin shall be effective during the period commencing on (a) the date of any credit rating agency report setting forth a new credit rating for ODEC, or (b) the date ODEC ceases to have any credit rating from any of S&P, Moody’s or Fitch (each such date, an “Interest Rate Determination Date”) until the next such Interest Rate Determination Date.

References to ratings in the table above are references to rating categories as determined by the rating agencies as of the Effective Date and in the event of adoption of any new or changed rating system by any such rating agency, each of the ratings from the rating agency in question referred to above shall be deemed to refer to the rating category under the new rating system which most closely approximates the applicable rating category as in effect on the Effective Date.

“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ASC 470-20” means the Financial Accounting Standards Board Accounting Standards Codification No. 470-20, Consolidation, as amended, supplemented or modified from time to time and any successor or replacement codification or interpretation.

“ASC 810” means the Financial Accounting Standards Board Accounting Standards Codification No. 810, Consolidation, as amended, supplemented or modified from time to time and any successor or replacement codification or interpretation.

“ASC 825” means the Financial Accounting Standards Board Accounting Standards Codification No. 825, Consolidation, as amended, supplemented or modified from time to time and any successor or replacement codification or interpretation.

“ASC 840” means the Financial Accounting Standards Board Accounting Standards Codification No. 840, Consolidation, as amended, supplemented or modified from time to time and any successor or replacement codification or interpretation.

“ASC 842” means the Financial Accounting Standards Board Accounting Standards Codification No. 842, Consolidation, as amended, supplemented or modified from time to time and any successor or replacement codification or interpretation.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A hereto or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments prior to the Maturity Date pursuant to Section 2.07 or 2.09(b), Article VII or otherwise.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated reference to such Benchmark, pursuant to this Agreement, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor for such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that if the Base Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR for a one-month tenor shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR for a one-month tenor, as the case may be.

“Base Rate Loan” means Loans that bear interest at an interest rate based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event: the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points) per annum; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and ODEC as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and ODEC giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate ,all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” means (a) all Syndicated Base Rate Loans made, converted or continued on the same date, (b) all SOFR Loans that have the same Interest Period, (c) a Swingline Loan or (d) a Competitive Loan.

“Borrowing Request” means a request by ODEC for a Syndicated Borrowing in accordance with Section 2.03 or for a Swingline Borrowing in accordance with Section 2.19, substantially in the form of Exhibit B hereto.

“Business Day” means any day (a) that the office of the Administrative Agent is not closed, and (b) that is not a Saturday, Sunday, a legal holiday or other day that is a legal holiday under the laws of the State of New York or the Commonwealth of Virginia or is a day on which banking institutions in such state are authorized or required to be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (other than (i) equipment used for office; or computer needs, (ii) equipment used for transportation needs, or (iii) leases of other items having a net book value of less than $1,000,000), or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP provided, however, that “Capital Lease Obligations” shall not include obligations included on such Person’s consolidated financial statements because of (a) consolidation of another Person, including a Subsidiary, which such Person pursuant to GAAP and for which such Person is not legally obligated or (b) solely because of ASC 810, ASC 840 or ASC 842.

“Capitalization” shall mean Indebtedness plus patronage capital.

“Cash Collateralize” means, to pledge and deposit with (in a collateral account established and maintained on the books of the Administrative Agent, which account may be a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code as in effect from time to time in the State of New York)) the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CFC” means National Rural Utilities Cooperative Finance Corporation.

“CFC Line of Credit Rate” means, for any day, a rate per annum equal to the rate published by CFC from time to time, by electronic or other means, for similarly classified lines of credit, but, if not published, the CFC Line of Credit Rate shall be the rate per annum determined by CFC for such lines of credit from time to time.

“Change in Control” means the failure of ODEC to be a cooperative corporation Controlled by the Members, at least a majority of which are electric distribution cooperatives.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or any other Person or accord with jurisdiction relating to bank administration or supervision, or (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or enacted, adopted or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, promulgated, implemented, adopted or issued.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Loans, Swingline Loans or Competitive Loans.

“CoBank” means CoBank, ACB.

“CoBank Equities” has the meaning set forth in Section 5.09(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b), (b) increased pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $400,000,000.

“Commitment Fee” means the commitment fee determined in accordance with Section 2.10(a).

“Commitment Increase” has the meaning set forth in Section 2.21(a)(i).

“Commitment Increase Cap” has the meaning set forth in Section 2.21(a)(i).

“Commitment Termination” has the meaning set forth in Section 2.22(a).

“Competitive Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Competitive Loan” means a Loan made pursuant to Section 2.20.

“Competitive Loan Quote” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.20 substantially in the form of Exhibit G hereto.

“Competitive Loan Quote Request” means a request by ODEC for a Competitive Loan Quote in accordance with Section 2.20, substantially in the form of Exhibit H hereto; provided,

that a request for both a Competitive SOFR Margin and a Fixed Rate in a Competitive Loan Quote on the same date shall constitute a single Competitive Loan Quote Request.

“Competitive Loan Rate” means, with respect to any Competitive Loan Quote, the Competitive SOFR Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Loan Quote.

“Competitive SOFR Loan” means a Competitive Loan bearing interest calculated by reference to Adjusted Term SOFR.

“Competitive SOFR Margin” means, with respect to any Competitive SOFR Loan, the marginal rate of interest, if any, to be added to or subtracted from the applicable Adjusted Term SOFR to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Loan Quote.

“Compliant Contract” means a Wholesale Power Contract that (i) obligates the Member to pay ODEC rates and charges for services furnished thereunder pursuant to a formula intended to meet all costs and expenses paid or incurred or to be paid or incurred by ODEC resulting from the ownership, lease, operation, maintenance, termination, retirement from service and decommissioning of, and repairs, renewals, replacements, additions, improvements, betterments and modifications to, the generating plants, transmission system and related facilities of ODEC or otherwise relating to the acquisition and sale of power and energy, transmission, load management, conservation or related services, including all components of service thereunder and performance by ODEC of its obligations under the other Wholesale Power Contracts with the Members, and (ii) provides that, if at any time during a calendar year it becomes apparent that ODEC’s current budget no longer accurately reflects ODEC’s costs and expenses or sales of power and energy, permits ODEC’s board of directors to review the budget for such year and, if necessary, revise such budget which such revision will result in new rates and charges by operation of ODEC’s rate formula therein.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” has the meaning set forth in Section 4.02.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt-to-Capitalization Ratio” shall mean the ratio of Indebtedness to Capitalization calculated on a consolidated basis for ODEC and its Significant Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Sections 2.17 and 2.18, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and ODEC in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified ODEC, the Administrative Agent or any Issuing Lender or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or ODEC, to confirm in writing to the Administrative Agent and ODEC that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and ODEC), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Sections 2.17 and 2.18) upon delivery of written notice of such determination to ODEC, each Issuing Lender, each Swingline Lender and each Lender.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Disclosed Matters” has the meaning set forth in Section 3.06.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are first satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Engagement Letter” means that certain letter agreement, dated as of October 19, 2023, among the Administrative Agent, the Lead Arranger and ODEC, as amended, modified or supplemented from time to time.

“Environmental Claim” means any written notice, claim, demand, actions or causes of action, assessments, complaints, directives, citations, information requests issued by a Government Authority, legal proceedings, orders, notices of potential responsibility, in each case asserting losses, damages (including diminution in value), liabilities, sanctions, costs and expenses (including interest, penalties and attorneys’ and experts’ fees and disbursements) (collectively, a “Claim”) pursuant to Environmental Laws, including but not limited to, Claims based on, arising out of or otherwise relating to: (i) the remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions at, on, under, above, from, or about any Real Property or any real properties formerly owned, leased or operated by ODEC or any of its predecessors or Affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal of Hazardous Materials originating from ODEC’s assets, properties or business; and (iii) any violations of Environmental Laws by ODEC prior to the Effective Date, including reasonable expenditures necessary to cause ODEC to be in compliance with or resolve violations of Environmental Laws.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, judicial rulings, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, now or hereafter in effect, relating in any way to the environment, preservation or reclamation of natural resources, the management, or Release of any Hazardous Material or noise control, or the protection of human health, safety, natural resources, or the environment, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.

“Environmental Permit” has the meaning set forth in Section 3.07(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with ODEC, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) the occurrence of any “reportable event” with respect to a Plan, as defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived); (b) the determination that any Plan is, or is reasonably expected to be, an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (c) the failure by ODEC or any ERISA Affiliate to make a required contribution to any Plan that results in, or would be reasonably expected to result in, the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA; (d) the failure by ODEC or an ERISA Affiliate to satisfy the minimum funding standard with respect to any Plan under Section 412 of the Code or Section 302 of ERISA; (e) ODEC or an ERISA Affiliate filing an application for a waiver of the minimum funding standard with respect to any Plan pursuant to Section 412(d) of the Code or Section 303(d) of ERISA; (f) the incurrence by ODEC or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (g) the receipt by ODEC or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (h) the incurrence by ODEC or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (i) the receipt by ODEC or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from ODEC or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.12(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) that are Other Connection Taxes, (c) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by ODEC under Section 2.17(b)) or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Loans” has the meaning set forth in Section 2.01.

“Existing Maturity Date” has the meaning set forth in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof (and any successor or comparable provision that is not materially more onerous) and any present or future United States Treasury regulations issued thereunder or published administrative guidance issued by the United States Department of the Treasury implementing such Sections, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (in existence on the date hereof or promulgated or published thereafter), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent and (b) 0%.

“Fee Letter” means the Engagement Letter and any Issuing Lender Fee Letter, collectively.

“Fitch” means Fitch, Inc., Fitch Ratings Ltd. or, in each case, any successor or assignee of the business of such company in the business of rating securities.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Competitive SOFR Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Loan Rate Quote.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which ODEC is resident for tax purposes (including such a Lender when acting in the capacity of the Issuing Lender). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Lender other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any foreign nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) with jurisdiction over the Person or matter involved and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes; all hazardous or toxic substances, wastes or other pollutants; petroleum or petroleum distillates; asbestos or asbestos containing materials; polychlorinated biphenyls; radon gas; infectious or medical wastes; any mold or fungus defined by Environmental Law to be of a type reasonably expected to pose an unacceptable risk to human health; and all other substances, materials or wastes of any nature that are listed, pursuant to or subject to regulation under any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Illegality Notice” has the meaning set forth in Section 2.13(e).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of ODEC shall not include obligations under (i) Hedging Agreements, (ii) leases (other than Capital Lease Obligations), (iii) power, energy, transmission or fuel purchase agreements, (iv) obligations imposed by a Governmental Authority (other than RUS or CoBank), (v) commodities trading or purchase arrangements, (vi) surety, indemnity, performance, release and appeal bonds and Guarantees thereof incurred in the ordinary course of ODEC’s business, including Guarantees or other obligations of ODEC related to TEC Trading, Inc., (vii) reclamation or decommissioning obligations (and Guarantees thereof), or (viii) obligations which have been legally or economically defeased.

“Indemnified Costs” has the meaning set forth in Section 8.09(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of ODEC under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Indenture” means that certain Second Amended and Restated Indenture of Mortgage and Deed of Trust entered into between ODEC and the Indenture Trustee, dated as of January 1, 2011, as supplemented and amended and in effect from time to time.

“Indenture Trustee” means Branch Banking and Trust Company, as Trustee under the Indenture, and its successor in such capacity.

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by ODEC to convert or continue a Syndicated Borrowing in accordance with Section 2.06, substantially in the form of Exhibit C hereto.

“Interest Payment Date” means (a) with respect to any Syndicated Base Rate Loan, each Quarterly Date and the Maturity Date, (b) with respect to any SOFR Loan and any Competitive Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid, and the Maturity Date.

“Interest Period” means (a) for any SOFR Loan (other than a Competitive SOFR Loan) or Borrowing (other than a Competitive Loan), the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request to the extent such period is available for a SOFR Borrowing; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date, and (iv) no tenor that has been removed from this definition pursuant to Section 2.24(d) shall be available for specification in such Borrowing Request or Interest Election Notice, and (b) for any Competitive Loan, the period commencing on the funding date of such Loan and ending on the last day of one of the following periods, as selected by ODEC in an accepted Competitive Loan Quote or as otherwise required by the terms of this Agreement: one, three or six months. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Issuance Request” means a notice by ODEC for the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended in accordance with Section 2.04(b), substantially in the form of Exhibit D-1 hereto.

“Issuing Lender Sublimit” means (i) with respect to National Rural Utilities Cooperative Finance Corporation, CoBank, ACB and Bank of America, N.A., $50,000,000 and (ii) for any other Lender becoming an Issuing Lender after the Effective Date, such amount as separately agreed to in a written agreement between ODEC and such Issuing Lender (which agreement shall be promptly delivered to the Administrative Agent upon execution), in each case of clauses (i) and

(ii) above, any such amount may be changed after the Effective Date in a written agreement between ODEC and such Issuing Lender (which agreement shall be promptly delivered to the Administrative Agent upon execution).

“Issuing Lender Fee Letter” means any letter agreement between an Issuing Lender and ODEC providing for the payment of a fronting fee to such Issuing Lender, in each case as amended, modified or supplemented from time to time.

“Issuing Lenders” means National Rural Utilities Cooperative Finance Corporation, CoBank, ACB, Bank of America, N.A. and any other Lender chosen by ODEC and that agrees to act as an Issuing Lender hereunder generally or with respect to a specific Letter of Credit, in their capacity as issuers of one or more Letters of Credit hereunder, and their respective successors in such capacities as provided in Section 2.04(j).

“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of ODEC at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time as adjusted pursuant to Section 2.18(a)(iv).

“Lead Arranger” means CFC, in its capacity as lead arranger hereunder.

“Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the Fee Letters and all other promissory notes, agreements, amendments, notices, certificates and other instruments referred to herein or in the Letter of Credit Documents or executed or delivered in connection herewith or therewith.

“Loans” means the loans (including Competitive Loans) made by the Lenders to ODEC pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, (a) the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of ODEC, (b) the ability of ODEC to perform any of its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to any Lender, any Issuing Lender or the Administrative Agent under this Agreement or any of the other Loan Documents.

“Material Contracts” means the Indenture and each Wholesale Power Contract.

“Maturity Date” means the later of (i) December 7, 2028 and (ii) if maturity is extended pursuant to Section 2.23, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Member” means each holder of a membership interest in ODEC.

“Minimum Collateral Amount” means, at any time with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA which (i) ODEC or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and (ii) covers any employee or former employee of ODEC or any ERISA Affiliate.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.02 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.23(b).

“Note” means a promissory note of ODEC payable to the order of any Lender, substantially in the form of Exhibit E hereto.

“Notice Date” has the meaning set forth in Section 2.23(b).

“Notice of Requested Commitment Increase” has the meaning set forth in Section 2.21(a)(i).

“Notice of Commitment Termination” has the meaning set forth in Section 2.22(a).

“Noticed Lender” has the meaning set forth in Section 2.22(a).

“Obligations” means all Loans, LC Disbursements, advances, debts or liabilities owing by ODEC to the Administrative Agent, the Lead Arranger, any Lender, any Issuing Lender, any Affiliate of the Administrative Agent, the Lead Arranger or any Lender, or any Indemnitee, of any kind or nature, whether direct or indirect (including those acquired by assumption), absolute or contingent, present or future, in each case arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, and including interest and fees that accrue after the commencement by or against ODEC of any proceeding related to this Agreement or any other Loan Document under any Debtor Relief Laws naming ODEC as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The term includes all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to ODEC under this Agreement or any other Loan Document.

“ODEC” has the meaning set forth in the introductory paragraph hereto.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Applicable U.S. Tax Law” means all regulations and other guidance issued by the U.S. Department of the Treasury and/or the Internal Revenue Service and any decisions of any federal court including the Tax Court, the Court of Federal Claims, the federal District Courts, the federal Circuit Courts and the Supreme Court.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes.

“Participant” has the meaning assigned to such term in Section 9.04(d).

“Participant Register” has the meaning specified in Section 9.04(e).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 signed into law October 26, 2001).

“Payment Recipient” has the meaning set forth in Section 8.12(a)

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership (limited, general or limited liability), Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which ODEC or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum published from time to time as the “Prime Rate” by The Wall Street Journal (New York City edition), or, if The Wall Street Journal ceases publishing a “Prime Rate”, any successor publication selected by the Administrative Agent in its reasonable discretion; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The “Prime Rate” published by The Wall Street Journal or any such successor publication is a reference rate and does not necessarily represent the lowest or best rate charged by financial institutions to their customers. The Lenders may make commercial loans or other loans at rates of interest at, above or below the “Prime Rate” published by The Wall Street Journal or any such successor publication.

“Prudent Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period; or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices. Prudent Utility Practice (i) is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be any and all acceptable practices, methods, or acts generally accepted, and (ii) is intended, with respect to any particular practice, method or act, to relate to similar practices, methods or acts.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Quarterly Dates” means the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Real Property” has the meaning set forth in Section 3.07(b).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register” has the meaning set forth in Section 9.04(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, including accountants, auditors and legal counsel, of such Person and of such Person’s Affiliates.

“Release” means any presence, release, threatened release, spill, seepage, escape, emission, leaking, pumping, pouring, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, reclamation, closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials or any monitoring, study or investigation performed in connection with any of the foregoing.

“Repaid Existing Loans” has the meaning set forth in Section 1.06.

“Repaid Existing Obligations” has the meaning set forth in Section 1.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing 66 2/3% or more of the sum of the total Revolving Credit Exposures and unused Commitments at such time and, so long as there are fewer than eight (8) Lenders, such Lenders constitute a majority of all Lenders at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means the Chief Executive Officer, Chairman, Vice Chairman, Chief Financial Officer, Vice President, or Secretary/Treasurer of ODEC.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans and its LC Exposure and Swingline Exposure at such time.

“RUS” means Rural Utilities Service, an agency of the United States Department of Agriculture, or any other agency or governmental body succeeding to the functions thereof.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“Sanctions” has the meaning set forth in Section 3.15(a).

“Significant Subsidiary” means any subsidiary which is a “significant subsidiary” under Regulation S−X promulgated under the Securities Exchange Act of 1934, as amended.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Market Index Rate” means, for any day, (a) the Term SOFR Reference Rate for a tenor of one month on such day (such day, the “SOFR Market Index Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any SOFR Market Index Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the SOFR Market Index Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of ODEC.

“Substantially All” means, in reference to ODEC’s assets, 75% or more of ODEC’s assets, on a book value basis.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means National Rural Utilities Cooperative Finance Corporation, in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.19.

“Syndicated,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, is made pursuant to Section 2.01.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, and fees or other charges in the nature of taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means 0.10% (10 basis points) per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trade Date” has the meaning set forth in Section 9.04(b)(i)(B).

“Transactions” means the execution, delivery and performance by ODEC of this Agreement and the other Loan Documents, the borrowing and repayment of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to Adjusted Term SOFR or the Base Rate or, in the case of a Competitive Loan or Borrowing, the Term SOFR or Fixed Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Borrower” means any borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code or Other Applicable U.S. Tax Law.

“U.S. Special Resolution Regime” shall have the meaning specified for such term in Section 9.16.

“Wholesale Power Contracts” means, collectively, (a) each Second Amended and Restated Wholesale Power Contract, effective as of January 1, 2009, between ODEC and a Member, and (b) each other contract and agreement of substantially similar terms and conditions from time to time entered into between ODEC and a Member providing for the sale by ODEC to such Member of electric power and energy on a requirements basis.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means ODEC and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it, or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if ODEC notifies the Administrative Agent that ODEC requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies ODEC that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating the covenants set forth in Section 6.05, the profits or losses of any Person shall be excluded if the accounts of such Person would be consolidated with those of ODEC in ODEC’s consolidated financial statements, if such financial statements were prepared in accordance with GAAP, solely because of ASC 810. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of ODEC and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of ASC 825 and ASC 470-20 on financial liabilities shall be disregarded.

Section 1.04 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Loan”), by Type (e.g., a “Base Rate Loan”) or by Class and Type (e.g., a “Syndicated Base Rate Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Syndicated Borrowing”), by Type (e.g., a “Base Rate Borrowing”) or by Class and Type (e.g., a “Syndicated Base Rate Borrowing”).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06 Amendment and Restatement of Existing Credit Agreement. The parties to this Agreement agree that, on the Effective Date, (a) the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement, and (b) each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page. This Agreement is not intended to and shall not constitute a novation, payment and reborrowing or termination of the “Obligations” under (and as defined in) the Existing Credit Agreement and the other Loan Documents as in effect prior to the Effective Date. Any “Loans” made and “Obligations” incurred under (and as defined in) the Existing Credit Agreement which are outstanding on the Effective Date, except for the Repaid Existing Loans and Repaid Existing Obligations (each as defined below), shall continue as Loans and Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” (under and as defined in the Existing Credit Agreement) with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date, except for the Repaid Existing Obligations, shall continue as Obligations under this Agreement and the other Loan Documents, (c) ODEC hereby agrees to compensate each Lender (including each Departing Lender) for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any SOFR Loans and such reallocation described below and in Section 2.01, in each case on the terms and in the manner set forth in Section 2.14 hereof, (d) any “Loans” (as defined in the Existing Credit

Agreement) outstanding on the Effective Date, except for the Repaid Existing Loans, shall be reallocated as Loans owing to the Lenders under this Agreement on the Effective Date in accordance with each Lender’s Applicable Percentage and, in connection therewith, Administrative Agent shall, and is hereby authorized to, make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Loans under the Existing Credit Agreement as are necessary in order that each such Lender’s outstanding Loans hereunder reflect such Lender’s Applicable Percentage of the aggregate Commitments on the Effective Date and (e) any Existing Loans (as defined in Section 2.01) of each Departing Lender (the “Repaid Existing Loans”) shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon) (the obligation to pay any such amounts collectively with the Repaid Existing Loans, the “Repaid Existing Obligations”), each Departing Lender’s “Commitment” under the Existing Credit Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder. ODEC hereby (a) agrees that this Agreement and the transactions contemplated hereby shall not limit or diminish its obligations arising under or pursuant to the other Loan Documents to which it is a party, (b) reaffirms all of its obligations under the Loan Documents to which it is a party and (c) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interest at such time.

Section 1.08 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to ODEC. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to ODEC, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II
THE CREDITS

Section 2.01 The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans to ODEC from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the aggregate Revolving Credit Exposures plus the aggregate outstanding principal amount of all Competitive Loans exceeding the total Commitments; provided that it is understood and agreed that, (i) prior to the Effective Date, certain loans were previously made to ODEC under the Existing Credit Agreement which remain outstanding as of the Effective Date (any such outstanding loans, the “Existing Loans”), (ii) subject to the terms and conditions set forth in this Agreement, ODEC and each of the Lenders agree that on the Effective Date but subject to the satisfaction of the reallocation and other transactions described in Section 1.06, any Existing Loans, except for the Repaid Existing Loans, shall be re-evidenced as Loans under this Agreement, the terms of any such Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement, and (iii) subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to the reallocation and other transactions described in Section 1.06 and agrees to purchase, on the Effective Date, from any Lender under the Existing Credit Agreement (other than any Departing Lenders) such Existing Loans (which, following such purchase, shall be Loans hereunder) and to make additional Loans to ODEC as is necessary to cause each such Lender’s outstanding Loans hereunder to reflect such Lender’s Applicable Percentage of the aggregate Commitments on the Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, ODEC may borrow, repay and reborrow Syndicated Loans.

Section 2.02 Loans and Borrowings.

(a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Syndicated Loans as required.

(b) Type of Loans. Subject to Section 2.12, each Syndicated Borrowing shall be constituted entirely of Base Rate Loans or of SOFR Loans as ODEC may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of ODEC to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Syndicated Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $500,000; provided that a Syndicated Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Syndicated Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty (20) SOFR Borrowings outstanding (excluding Competitive SOFR Loans).

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, ODEC shall not be entitled to request (or to elect to convert to or continue as a SOFR Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

Section 2.03 Requests for Syndicated Borrowings.

(a) Notice by ODEC. To request a Syndicated Borrowing, ODEC shall notify the Administrative Agent of such request in writing by hand delivery, by email or other electronic communication or by telephone of a Borrowing Request (i) in the case of a SOFR Borrowing, not later than 11:00 a.m. three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) in the case of a Syndicated Base Rate Borrowing, not later than 11:00 a.m. on the date of the proposed Borrowing; provided that any such Borrowing Request of a Syndicated Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f) may be given not later than 10:00 a.m. on the date of the proposed Borrowing. Each telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or email or other electronic communication to the Administrative Agent of a written Borrowing Request signed by ODEC. Each Swingline Borrowing shall be requested in accordance with Section 2.19.

(b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing;

(iv) in the case of a SOFR Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(v) the location and number of ODEC’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the requested Borrowing shall be made instead as a Syndicated Base Rate Borrowing.

Section 2.04 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, ODEC may request an Issuing Lender to, and each Issuing Lender shall, issue, at any time and from time to time during the period from the Effective Date to the date that is thirty (30) days prior to the Maturity Date, Letters of Credit for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Each Letter of Credit issued hereunder shall constitute utilization of the Commitments in an amount equal to the LC Exposure relating to such Letter of Credit.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), ODEC shall hand deliver or email or convey by other electronic communication (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Lender) to such Issuing Lender and the Administrative Agent (no less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) (i) in the case of a requested issuance, an Issuance Request in the form of Exhibit D-1 hereto, or (ii) in the case of a requested amendment, renewal or extension, an Amendment Issuance Request in the form of Exhibit D-2 hereto, in each case signed by ODEC. If requested by such Issuing Lender, ODEC also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any such letter of credit application or other agreement submitted by ODEC to, or entered into by ODEC with, such Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit ODEC shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 2.04(e)) shall not exceed $150,000,000, (ii) the aggregate LC Exposure of each Issuing Lender shall not exceed its Issuing Lender Sublimit and (iii) the aggregate Revolving Credit Exposures plus the aggregate outstanding principal amount of all Competitive Loans shall not exceed the total Commitments.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date thirty-six months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs during the three months before such then-current expiration date) and (ii) the date that is thirty (30) days prior to the Maturity Date.

(e) Participations. By the issuance of a Letter of Credit (or any amendment, renewal or extension of a Letter of Credit) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Default or Event of Default or reduction or termination of the Commitments.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of such Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time, plus interest thereon from the date of such request to the date such amount is funded by such Lender, at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from ODEC pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to such Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve ODEC of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, ODEC shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon on (i) the Business Day that ODEC receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that ODEC receives such notice, if such notice is not received prior to such time, provided that ODEC may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or, if a Swingline Loan in the amount of such LC Disbursement will not cause the aggregate amount of outstanding Swingline Loans to exceed the amount that may be outstanding at any one time pursuant to Section 2.19, that such payment shall be financed with a Syndicated Base Rate Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, ODEC’s obligation to make such payment in reimbursement of the LC Disbursement shall be discharged and replaced by the resulting Syndicated Base Rate Borrowing or Swingline Loan Borrowing.

If ODEC fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from ODEC in respect thereof and such Lender’s Applicable Percentage thereof.

(g) Obligations Absolute. ODEC’s obligation to reimburse LC Disbursements as provided in Section 2.04(f) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, this Agreement or any other Loan Document, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by such Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of ODEC’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Lender; provided that the foregoing shall not be construed to excuse such Issuing Lender from liability to ODEC to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are hereby waived by ODEC to the extent permitted by applicable law) suffered by ODEC that are caused by such Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) such Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) such Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this Section 2.04(g) shall establish the standard of care to be exercised by the Issuing Lenders when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. The Issuing Lender shall promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and ODEC by telephone (confirmed by email or other electronic communication) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve ODEC of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless ODEC shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that ODEC reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated Base Rate Loans; provided that, if ODEC fails to reimburse such LC Disbursement when due pursuant to Section 2.04(f), then Section 2.11(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.04(f) to reimburse the applicable Issuing Lender shall be for account of such Lender to the extent of such payment.

(j) Replacement of an Issuing Lender.

(i) An Issuing Lender may be replaced at any time by written agreement between ODEC and the successor Issuing Lender and following notice to the Administrative Agent. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Lender.

(ii) At the time any such replacement shall become effective, ODEC shall pay all unpaid fees and expenses accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If any of (i) an Event of Default shall occur and be continuing and ODEC receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph (provided that no notice or demand shall be required upon the occurrence of any Event of Default with respect to ODEC described in clauses (h) and (i) of Article VII), (ii) any LC Exposure for any reason remains outstanding as of the Maturity Date or any earlier date of termination of all of the Commitments hereunder, (iii) ODEC shall be required to provide cover for the LC Exposure pursuant to Section 2.09(b), or (iv) at any time there shall exist a Defaulting Lender, then (A) in the case of clauses (i), (ii) and (iii) above, ODEC shall immediately Cash Collateralize in an amount equal to, in the case of clause (i) above, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of clause (iii) above, the amount required under Section 2.09(b), and (B) in the case of clause (iv) above, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) ODEC shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Sections 2.17 and 2.18 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. ODEC, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral (including any associated deposit or security account and any financial assets (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) or other property held therein) as security for the LC Exposure under this Agreement or the Defaulting Lenders’ obligation to fund participations in respect of Fronting Exposure, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the amount required by this Section 2.04(k), ODEC will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.04(k) or Section 2.18 in respect of Letters of Credit shall be applied to the satisfaction of the LC Exposure or the Defaulting Lender’s obligation to fund participations in respect of Fronting Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral provided upon an Event of Default or pursuant to Section 2.09(b) shall no longer be required to be held as Cash Collateral pursuant to this Section 2.04(k) following the earlier of the satisfaction, waiver or cure of all Events of Default or the termination of all outstanding Letters of Credit, as applicable. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.04(k) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.18 the

Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

The Administrative Agent shall invest the Cash Collateral from time to time held by it in such overnight U.S. treasury or similar short-term instruments as are selected by ODEC and approved by the Administrative Agent, and shall maintain records adequate to determine the interest from time to time earned thereon. The Administrative Agent shall have no responsibility for any loss on any investments made by it with respect to the Cash Collateral. Interest and profits on investments will be credited to and, except as otherwise provided in this Section 2.04, retained as Cash Collateral.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.19. The Administrative Agent will make such Loans available to ODEC by promptly crediting the amounts so received, in like funds, to an account of ODEC designated by ODEC in the applicable Borrowing Request or, in the case of Competitive Loans, designated in the applicable Competitive Loan Quote Request pursuant to Section 2.20(c); provided that Syndicated Base Rate Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the applicable Issuing Lender.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (other than a Competitive Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to ODEC a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and ODEC severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to ODEC to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Rate or (ii) in the case of ODEC, the interest rate applicable to Base Rate Loans. If each of ODEC and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to ODEC the amount of such interest paid by ODEC for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Notwithstanding the foregoing, the Administrative Agent has no obligation to make any Loan funds available to ODEC unless the Administrative Agent has received such funds from the Lenders in accordance with the terms hereof. Any payment by ODEC shall be without prejudice to any claim ODEC may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Payments by ODEC; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from ODEC prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that ODEC will not make such payment, the Administrative Agent may assume that ODEC has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if ODEC has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

Section 2.06 Interest Elections.

(a) Elections by ODEC for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, ODEC may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a SOFR Borrowing, may elect the Interest Period therefor, all as provided in this Section 2.06. ODEC may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section 2.06 shall not apply to Swingline Borrowings or Competitive Loans, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section 2.06, ODEC shall notify the Administrative Agent of such election in writing by hand delivery, by email or other electronic communication or by telephone by the time that a Borrowing Request would be required under Section 2.03 if ODEC were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or email or other electronic communication to the Administrative Agent of a written Interest Election Request signed by ODEC.

(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is a SOFR Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period’” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect: Events of Default. If ODEC fails to deliver a timely and complete Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Syndicated Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies ODEC, then, so long as an Event of Default is continuing (i) no outstanding Syndicated Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to a Syndicated Base Rate Borrowing at the end of the Interest Period therefor.

Section 2.07 Termination and Reduction of the Commitments.

(a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) Voluntary Termination or Reduction. ODEC may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section 2.07 shall be in an amount that is $25,000,000 or a larger multiple of $5,000,000 and (ii) ODEC shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans and Swingline Loans in accordance with Section 2.09, the sum of the aggregate Revolving Credit Exposures and the aggregate outstanding principal amount of all Competitive Loans would exceed the total Commitments.

(c) Notice of Voluntary Termination or Reduction. ODEC shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.07(b) at least ten (10) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by ODEC pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by ODEC may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by ODEC (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Mandatory Reduction. The Commitments shall be automatically and permanently reduced in the manner, and under the circumstances contemplated by, Section 2.09(b).

(e) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Applicable Percentages.

Section 2.08 Repayment of Loans: Evidence of Debt.

(a) Repayment. ODEC hereby unconditionally promises to pay the Loans as follows:

(i) to the Administrative Agent (x) for account of the Lenders, the outstanding principal amount of the Syndicated Loans on the Maturity Date and (y) for the account of the applicable Lender, the outstanding principal amount of each Competitive Loan made by such Lender on the maturity date of such Competitive Loan, and

(ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the date that is the tenth Business Day after the date such Swingline Loan is made.

Unless otherwise specified herein or in any other Loan Document, all Obligations shall be due and payable on the Maturity Date.

(b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, ODEC shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent in writing (i) not later than 11:00 a.m. at least one (1) Business Day before the scheduled date of the prepayment of any Base Rate Borrowing or repayment of any Borrowing, or (ii) not later than 11:00 a.m. at least three (3) Business Days’ before the scheduled date of the prepayment of any SOFR Borrowing. If ODEC fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding Base Rate Borrowings, second, to the SOFR Borrowings (other than Competitive Loan Borrowings) in the order of the remaining duration of their respective Interest Periods (the SOFR Borrowing with the shortest remaining Interest Period to be repaid first), and third, to Competitive Loan Borrowings in the order of the remaining duration of their respective Interest Periods (the Competitive Loan Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of ODEC to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from ODEC to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof, and (iv) the Competitive Loan Rate for each Competitive Loan, if applicable.

(e) Effect of Entries. The entries made in the records maintained pursuant to Section 2.08(c) or 2.08(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of ODEC to repay the Loans in accordance with the terms of this Agreement.

(f) Promissory Notes. Any Lender may request that Syndicated Loans made by it be evidenced by a Note. In such event, ODEC shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Syndicated Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns). The Swingline Lender may similarly request that Swingline Loans made by it be evidenced by a Note, but conformed to evidence Swingline Loans rather than Syndicated Loans, in which case the preceding sentence shall, mutatis mutandis, be applicable to Swingline Loans. The Lender of a Competitive Loan may request that the Competitive Loan made by it be evidenced by a promissory note that shall be in the form of Exhibit I hereto.

Section 2.09 Prepayment of Loans.

(a) Optional Prepayments. ODEC may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Syndicated Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Syndicated SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Syndicated Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Syndicated Loans to be prepaid and, if Syndicated SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by ODEC, ODEC shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Syndicated SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.14. Each such prepayment shall be applied to the Syndicated Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory Prepayments. ODEC shall prepay the Loans (and, in the case of clause (i) below, the Commitments shall be subject to automatic termination) as follows:

(i) Upon the occurrence of a Change in Control of ODEC, unless the Required Lenders shall (through the Administrative Agent) elect otherwise, ODEC shall prepay the entire principal of and interest on the Loans (and procure the termination of any outstanding Letters of Credit and, pending such termination, provide cover for the entire amount of LC Exposure as specified in Section 2.04(k)), and the entire amount of the Commitments shall be automatically terminated.

(ii) If the sum of the total Revolving Credit Exposures and the total outstanding Competitive Loans exceed the total Commitments, ODEC shall prepay the Loans in an amount sufficient to result in the sum of the total Revolving Credit Exposures and the total outstanding Competitive Loans being equal to the total Commitments.

(c) Notices, Etc. ODEC shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by email or other electronic communication) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m. three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Syndicated Base Rate Borrowing, not later than 11:00 a.m. one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Syndicated Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

Section 2.10 Fees.

(a) Commitment Fee. Except as otherwise provided herein, ODEC agrees to pay to the Administrative Agent for the ratable account of each Lender, based upon their respective Commitments, a Commitment Fee, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of the unused Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Maturity Date. Swingline Loans and Competitive Loans (other than with respect to the Lender making the Competitive Loan) shall not be deemed to be used for purposes of calculating the Commitment Fee. Accrued Commitment Fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Maturity Date, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. ODEC agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee (such fee, the “LC Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin on SOFR Loans on the average daily amount of all outstanding Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, provided, however, any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 2.18 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18, with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account, (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate per annum specified in the applicable Issuing Lender Fee Letter on the average daily amount of the LC Exposure attributable to the Letters of Credit issued by such Issuing Lender (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iii) the applicable Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on such Quarterly Date, commencing on the first such Quarterly Date to occur after the Effective Date, with exclusions for Defaulting Lenders; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lenders pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Upfront Fee. ODEC agrees to pay to the Lenders a certain non-refundable, one-time fee, on the Effective Date, as separately agreed upon by ODEC and the Administrative Agent in the Engagement Letter.

(d) Administrative Agency Fees. ODEC agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between ODEC and the Administrative Agent in the Engagement Letter.

(e) Lead Arranger Fees. ODEC agrees to pay to the Lead Arranger, for its own account, fees payable in the amounts and at the times separately agreed upon between ODEC and such Lead Arranger.

(f) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lenders, in the case of fees payable to them) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.11 Interest.

(a) Base Rate Loans. The Loans constituting each Base Rate Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) SOFR Loans. The Loans constituting each SOFR Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period for such Borrowing plus the Applicable Margin.

(c) Swingline Loans. Each Swingline Loan shall bear interest at a rate per annum equal to (i) the CFC Line of Credit Rate (if CFC is the Swingline Lender at such time), (ii) the Base Rate, or (iii) the Adjusted SOFR Market Index Rate, as selected by ODEC in its request for such Swingline Loan, plus, in each case, the Applicable Margin. The interest rate chosen on the date a Swingline Loan is made will continue to apply until the Swingline Loan is repaid.

(d) Competitive Loans. Each Competitive Loan shall bear interest at a rate per annum equal to either (i) in the case of a Competitive Fixed Rate Loan, the Fixed Rate specified in the applicable Competitive Loan Quote, or (ii) in the case of a Competitive SOFR Loan, the sum of the Competitive SOFR Margin specified in the applicable Competitive Loan Quote, plus the applicable Adjusted Term SOFR determined for the applicable Interest Period.

(e) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by ODEC hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, the principal of and, to the extent permitted by law, due and unpaid interest on the Loans and any other amounts outstanding hereunder and under any other Loan Document shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.11(a).

(f) Payment of Interest. ODEC hereby unconditionally promises to pay accrued interest on each Loan in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to Section 2.11(e) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated Base Rate Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(g) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The applicable Competitive Loan Rate shall be as specified in the applicable Competitive Loan Quote.

(h) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to ODEC. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(i) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes after discussion with ODEC from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify ODEC and the Lenders of the effectiveness of any Conforming Changes after such discussion with ODEC in connection with the use or administration of Term SOFR.

Section 2.12 Inability to Determine Rates. Subject to Section 2.24, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then in each case, the Administrative Agent will promptly so notify ODEC and each Lender. Upon notice thereof by the Administrative Agent to ODEC, any obligation of the Lenders to make SOFR Loans, and any right of ODEC to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) ODEC may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, ODEC will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and any request by ODEC for a Competitive SOFR Borrowing shall be ineffective; provided, that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by ODEC for Competitive SOFR Borrowings may be made to Lenders that are not affected thereby, and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, ODEC shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14. Subject to Section 2.24, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.13 Increased Costs; Illegality.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Term SOFR) or any Issuing Lender; or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans or Competitive Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any SOFR Loan or Competitive Loan (or of maintaining its obligation to make any such SOFR Loan or Competitive Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender or such other Recipient, ODEC will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or Issuing Lender or such

Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time ODEC will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to ODEC, shall be conclusive absent manifest error. ODEC shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. Notwithstanding anything to the contrary in this Section 2.13, a Lender shall not be entitled to compensation pursuant to this Section 2.13 if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Loan Quote pursuant to which the applicable Competitive Loan was made.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that ODEC shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or Issuing Lender, as the case may be, notifies ODEC of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, on notice thereof by such Lender to ODEC (through the Administrative Agent) (an “Illegality Notice”), (i) any obligation of the Lenders to make SOFR Loans, and any right of ODEC to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and ODEC that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, ODEC shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the

Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, ODEC shall also pay accrued interest on the amount so prepaid or converted.

(f) Competitive Loans. Notwithstanding anything to the contrary in this Section 2.13, a Lender shall not be entitled to compensation pursuant to this Section 2.13 if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Loan Quote pursuant to which the applicable Competitive Loan was made.

Section 2.14 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, ODEC shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by ODEC (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by ODEC;

(c) any assignment of a SOFR Loan or Fixed Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by ODEC pursuant to Section 2.17(b); or

(d) any failure by ODEC to borrow any Competitive Loan after accepting the Competitive Loan Quote Request to make such Loan.

In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to ODEC and shall be conclusive absent manifest error. ODEC shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.15 Taxes.

(a) For purposes of this Section 2.15, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of ODEC under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by ODEC shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by ODEC. Without limiting the provisions of paragraph (a) above, ODEC shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent or the applicable Lender timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by ODEC. ODEC shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to ODEC by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that ODEC has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of ODEC to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by ODEC to a Governmental Authority pursuant to this Section 2.15, ODEC shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. As soon as practicable after any payment of Taxes by a Lender for which such Lender has been indemnified in full by ODEC prior to making payment thereof pursuant to Section 2.15(d), such Lender shall deliver to ODEC the original or a certified copy of a receipt issued by the applicable Governmental Authority evidencing such payment.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to ODEC and the Administrative Agent, at the time or times prescribed by law or reasonably requested by ODEC or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by ODEC or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by ODEC or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by ODEC or the Administrative Agent as will enable ODEC or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to ODEC and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of ODEC or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent that it is legally entitled to do so, deliver to ODEC and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of ODEC or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption, or reduction of, from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code or Other Applicable U.S. Tax Law, a “10 percent shareholder” of ODEC within the meaning of Section 881(c)(3)(B) of the Code or Other Applicable U.S. Tax Law, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or Other Applicable U.S. Tax Law (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable) (or, in each case, applicable successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3 hereto, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, in each case, evidencing an exemption from or reduction of, U.S. federal withholding Tax; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 hereto together with executed original copies of the forms referenced therein, on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to ODEC and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of ODEC or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming an exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit ODEC or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to ODEC and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by ODEC or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or Other Applicable U.S. Tax Law) and such additional documentation reasonably requested by ODEC or the

Administrative Agent as may be necessary for ODEC and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify ODEC and the Administrative Agent in writing of its legal inability to do so

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund, of any Taxes as to which it has been indemnified pursuant to Section 2.13 or this Section 2.15 (including by the payment of additional amounts pursuant to Section 2.21(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 2.13 or this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16 Payments Generally: Pro Rata Treatment: Sharing of Set-Offs.

(a) Payments by ODEC. ODEC shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent in such manner and place as shall from time to time be specified by the Administrative Agent, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay all fees, expense reimbursements, indemnities and all other sums due and payable to the Administrative Agent in its capacity as Administrative Agent and not as a Lender hereunder, (ii) second, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment of Syndicated Borrowings; Treatment of Competitive Loans. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing shall be made from the Lenders, each payment of Commitment Fees under Section 2.10 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.07 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans by ODEC shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and (iv) each payment of interest on Syndicated Loans by ODEC shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. Each payment or prepayment of principal and interest of each Competitive Loan shall be made for the account of the applicable Lender.

(d) Sharing of Payments by Lenders. Except as provided in Section 5.09 with respect to CoBank Equities, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans, participations in LC Disbursements, Swingline Loans or Competitive Loans or in respect of any Commitment Fee or Letter of Credit participation fee (as contemplated by Section 2.10(b)(i) (collectively, the “Fees”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans, participations in LC Disbursements, Swingline Loans, Competitive Loans and accrued interest thereon or Fees then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall (i) notify the

Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Syndicated Loans, participations in LC Disbursements, Swingline Loans and Competitive Loans or Fees of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans, participations in LC Disbursements, Swingline Loans and Competitive Loans or Fees; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by ODEC pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to ODEC or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). ODEC consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against ODEC rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of ODEC in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from ODEC prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lenders hereunder that ODEC will not make such payment, the Administrative Agent may assume that ODEC has made such payment on such date in accordance herewith and may (but shall have no obligation to), in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if ODEC has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), 2.05 or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or requires ODEC to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of ODEC) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. ODEC hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if ODEC is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a) so as to eliminate the amounts payable pursuant to Section 2.13 or 2.15, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then ODEC may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) ODEC shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14 except in the case of a Defaulting Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or ODEC (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(c) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling ODEC to require such assignment and delegation cease to apply.

Section 2.18 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.04; fourth, as ODEC may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and ODEC, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.04; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to ODEC as a result of any judgment of a court of competent jurisdiction obtained by ODEC against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and ODEC shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.04.

(C) With respect to any Commitment Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, ODEC shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Fronting Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, ODEC shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.04.

(b) Defaulting Lender Cure. If ODEC, the Administrative Agent and each Swingline Lender and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.18(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of ODEC while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.19 Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to ODEC from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, or (ii) the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, ODEC may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans by ODEC. To request a Swingline Loan, ODEC shall notify the Administrative Agent of such request by hand delivery, by email or other electronic communication or by telephone (confirmed by email or other electronic communication) of a Borrowing Request, not later than 11:00 a.m. on the day of a proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to ODEC by means of a credit to the account of ODEC specified by ODEC to the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), by remittance to the Issuing Lender having made such LC Disbursement) by 3:00 p.m. on the requested date of such Swingline Loan.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of ODEC (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Syndicated Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Commitments and the conditions set forth in Section 4.02. The Swingline Lender shall furnish ODEC with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable

Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s payment office not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.19(c)(ii), each Lender that so makes funds available shall be deemed to have made a Syndicated Base Rate Loan to ODEC in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Syndicated Borrowing in accordance with Section 2.19(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.19(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.19(c) by the time specified in Section 2.19(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Syndicated Base Rate Loan included in the relevant Borrowing Request or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Syndicated Base Rate Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.19(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, ODEC or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Syndicated Base Rate Loans pursuant to this Section 2.19(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of ODEC to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender for any reason, each Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing ODEC for interest on the Swingline Loans. Until each Lender funds its Syndicated Base Rate Loan or risk participation pursuant to this Section 2.19 to refinance such Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. ODEC shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

Section 2.20 Competitive Loans.

(a) Competitive Loans. Subject to the terms and conditions set forth herein, from time to time ODEC may request Competitive Loan Quotes and may (but shall not have any obligation to) accept Competitive Loan Quotes and borrow Competitive Loans; provided, that the aggregate principal amount of any requested Competitive Loan shall not exceed the total Commitments minus the sum of the aggregate Revolving Credit Exposures and the aggregate outstanding principal amount of all other Competitive Loans.

(b) Minimum Amounts. Each Competitive Loan Request shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000.

(c) Competitive Loans Request. To request Competitive Loan Quotes, ODEC shall notify the Administrative Agent of such request in writing by hand delivery, by email or other electronic communication or by telephone (i) in the case of a Competitive SOFR Loan, not later than 11:00 a.m. four (4) U.S. Government Securities Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Competitive Loan, not later than 10:00 a.m. one (1) Business Day before the date of the proposed Borrowing; provided that ODEC may submit up to (but not more than) four (4) Competitive Loan Quote Requests in any thirty (30) day period. Each telephonic Competitive Loan Quote Request shall be confirmed promptly by hand delivery or email or other electronic communication to the Administrative Agent of a written Competitive Loan Quote Request in the form of Exhibit H hereto and signed by ODEC. Each such telephonic and written Competitive Loan Quote Request shall specify the following information:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be for a Competitive SOFR Loan or a Fixed Rate Competitive Loan;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of ODEC’s account to which funds are to be disbursed.

Promptly following receipt of a Competitive Loan Quote Request in accordance with this Section 2.20, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Loan Quotes.

(d) Competitive Loan Quotes. Each Lender may (but shall not have any obligation to) make one or more Competitive Loan Quotes to ODEC in response to a Competitive Loan Quote Request. Each Competitive Loan Quote by a Lender must be substantially in the form of Exhibit G hereto and must be received by the Administrative Agent by email or other electronic communication, (i) in the case of a Competitive SOFR Loan, not later than 9:30 a.m. three (3) Business Days before the proposed date of such Competitive Loan Borrowing and (ii) in the case of a Fixed Rate Competitive Loan, not later than 9:30 a.m. on the proposed date of such Competitive Loan Borrowing. Competitive Loan Quotes that do not conform substantially to Exhibit G hereto may be rejected by the Administrative Agent. Each Competitive Loan Quote shall specify (1) the principal amount (which shall be a minimum of $5,000,000 and in integral multiples of $1,000,000 and which may equal the entire principal amount of the Competitive Loan Borrowing requested by ODEC) of the Competitive Loan or Loans that the Lender is willing to make, (2) the Competitive Loan Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum, in the case of Fixed Rate Competitive Loans or as a margin above the Adjusted Term SOFR, in the case of a Competitive SOFR Loan, in each case, in the form of a decimal to no more than four decimal places) and (3) the Interest Period applicable to each such Loan and the last day thereof.

(e) Transmission of Quotes to ODEC. The Administrative Agent shall by 9:45 a.m. on the date of any deadline for the receipt of Competitive Loan Quotes in respect of any Competitive Loan Quote Request, notify ODEC by email or other electronic communication of the Competitive Loan Quotes and the principal amount specified in each Competitive Loan Quote and the identity of the Lender that shall have made such Competitive Loan Quote.

(f) ODEC Acceptance. Subject only to the provisions of this paragraph, ODEC may accept or reject any Competitive Loan Quote. ODEC shall notify the Administrative Agent by telephone, confirmed by email or other electronic communication in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Loan Quote (i) in the case of a Competitive SOFR Loan, not later than 10:30 a.m. three (3) U.S. Government Securities Business Days before the date of the proposed Competitive Loan Borrowing and (ii) in the case of a Fixed Rate Competitive Loan, not later than 10:30 a.m. on the proposed date of the Competitive Loan Borrowing; provided, that (A) the failure of ODEC to give such notice shall be deemed to be a rejection of each Competitive Loan Quote, (B) ODEC shall not accept a Competitive Loan Quote made at a particular Competitive Loan Rate for a particular Interest Period if ODEC rejects a Competitive Loan Quote made at a lower Competitive Loan Rate for the applicable Interest Period, (C) the aggregate amount of the Competitive Loan Quotes accepted by ODEC shall not exceed the aggregate amount of the Competitive Loan Borrowing specified in the related Competitive Loan Quote Request, (D) to the extent necessary to comply with clause (C) above, ODEC may accept Competitive Loan Quotes at the same Competitive Loan Rate in part, which acceptance, in the case of multiple Competitive Loan Quotes at such Competitive Loan Rate, shall be made pro rata in accordance with the amount of each such Competitive Loan Quote, rounded to the nearest $1,000,000 increment, and (E) except pursuant to clauses (C) and (D) above, no Competitive Loan Quote shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clauses (C) and (D) above, such Competitive Loan may be for a minimum amount of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Loan Quotes at a particular Competitive Loan Rate pursuant to clause (D), the amounts shall be rounded to integral multiples of $1,000,000. A notice given by ODEC pursuant to this paragraph shall be irrevocable.

(g) Notice of ODEC Acceptance. The Administrative Agent shall promptly notify each quoting Lender by email or other electronic communication whether or not one or more of its Competitive Loan Quotes has been accepted (and, if so, the amount and Competitive Loan so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan offered in the accepted Competitive Loan Quote.

(h) Quotes by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Loan Quote in its capacity as a Lender, it shall submit such Competitive Loan Quote directly to ODEC at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Loan Quotes to the Administrative Agent pursuant to Section 2.20(d).

(i) Repayment of Competitive Loans. Competitive Loans may not be continued and shall be repaid in full on the last day of the Interest Period applicable thereto, including from the proceeds of new Competitive Loans made in accordance with this Section 2.20, or with proceeds of ratable Borrowings in accordance with Section 2.01.

(j) Other Terms. Any Competitive Loan shall not reduce the Revolving Credit Commitment of the Lender making such Competitive Loan, and each such Lender shall continue to be obligated to fund its pro rata share of all ratable Borrowings under this Agreement.

Section 2.21 Increase of Commitments; Additional Lenders.

(a) Increase of the Commitment.

(i) So long as no Default or Event of Default has occurred and is continuing, ODEC may request the right to increase the Commitment (any such increase, a “Commitment Increase”), in an aggregate amount of up to $150,000,000 for all such

Commitment Increases (the “Commitment Increase Cap”), during the term of this Agreement by delivering a Notice of Requested Commitment Increase to the Administrative Agent substantially in the form of Exhibit J hereto (a “Notice of Requested Commitment Increase”). Each Notice of Requested Commitment Increase shall specify: (1) the amount of the proposed Commitment Increase and (2) the requested date of the proposed Commitment Increase (which shall be at least thirty (30) days from the date of delivery of the Notice of Requested Commitment Increase). Each Notice of Requested Commitment Increase shall be binding on ODEC. If the Administrative Agent approves a proposed Commitment Increase, the Administrative Agent shall deliver a copy of the Notice of Requested Commitment Increase relating thereto to each Lender. Each Lender shall have the right for a period of fifteen (15) days following receipt of such Notice of Requested Commitment Increase, to elect by written notice to ODEC and the Administrative Agent to increase its Commitment by a principal amount equal to its Applicable Percentage of the amount of the Commitment Increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. No Lender (or any successor thereto) shall have any obligation to increase its Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Commitment may be made in its sole discretion independently from any other Lender.

(ii) If any Lender shall not elect to increase its Commitment pursuant to clause (i) above, ODEC may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any new bank or financial institution must be acceptable to the Administrative Agent and each Issuing Lender, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Commitment of the existing Lenders plus the Commitment of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Commitment Increase.

(iii) Notwithstanding the foregoing, (A) each Commitment Increase shall be in minimum increments of $25,000,000; (B) the proposed Commitment Increase shall have been consented to in writing by the Administrative Agent, each Lender (if any) who is increasing its Commitment and each Additional Lender; (C) the pricing and other terms applicable to the Commitment Increase shall be the same as those applicable to the existing Commitments; and (D) the proposed Commitment Increase, together with any prior Commitment Increase, shall not exceed the Commitment Increase Cap. Upon the effective date of any Commitment Increase, ODEC shall deliver to the Administrative Agent a certificate of the chief financial officer of ODEC certifying that (i) no Default or Event of Default then exists or would be caused thereby; (ii) at the time of and after giving effect to any such Commitment Increase, all of the representations and warranties set forth in Article III are true and correct in all material respects (or if any such representation or warranty is qualified by materiality, true and correct in all respects), except to the extent that any such representation or warranty relates to a specified date, in which case any such representation or warranty shall be true and correct in all material respects as of such specified date (or if any such representation or warranty relates to a specified date and is qualified by materiality, true in correct in all respects as of such specified date); and (iii) that the conditions set forth in clause (C) and (D) are satisfied. No Commitment Increase shall be effective until the Administrative Agent shall have received amendments to this Agreement and the other Loan Documents, commitments of Lenders or Additional Lenders in an aggregate amount equal to such Commitment Increase, agreements for each Lender or Additional Lender committing to such Commitment Increase (each a “Lender Agreement”), any upfront fees to be paid to the Lenders committing to such Commitment Increase, and such opinion letters, Notes and such other agreements, documents and instruments requested by and reasonably satisfactory to the Administrative Agent in its reasonable discretion evidencing and setting forth the conditions of such Commitment Increase.

(b) Notwithstanding anything to the contrary contained herein, each Commitment Increase meeting the conditions set forth in Section 2.21(a) shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Commitment in connection with such Commitment Increase, shall not constitute an amendment, modification or waiver that is subject to Section 9.02 and shall be effective as of the later of (i) the date specified in the applicable Notice of Requested Commitment Increase and (ii) the date upon which the foregoing conditions shall have been satisfied.

(c) After giving effect to any Commitment Increase, the outstanding Loans may not be held pro rata in accordance with the Commitment. In order to remedy the foregoing, on the effective date of each Commitment Increase, ODEC shall prepay and the Lenders (including any Additional Lenders) shall make Loans to the extent necessary so that, after giving effect thereto, the Loans will be held by the Lenders (including any Additional Lenders) on a pro rata basis in accordance with their respective Applicable Percentages (after giving effect to such Commitment Increase). The LC Exposure and Swingline Exposure of each Lender shall automatically be revised to reflect the revised Applicable Percentages giving each to such Commitment Increase. Each Lender agrees to wire immediately available funds to the Administrative Agent in accordance with this Agreement as may be required by the Administrative Agent in connection with the foregoing, and to execute any documents reasonably requested by the Administrative Agent to effectuate such changes. Notwithstanding the provisions of Sections 9.04(a) and (b), the reallocations so made by each Lender whose Applicable Percentage has increased shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Lender or Lenders whose Applicable Percentage have decreased and shall not be considered an assignment for purposes of Sections 9.04(a) and (b).

Section 2.22 Termination of Commitments.

(a) Termination of Commitment. In addition to the rights of ODEC under Section 2.17(b), if any Lender requests compensation under Section 2.13 or if ODEC is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 (and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a) so as to eliminate the amounts payable pursuant to Section 2.13 or 2.15), or if any Lender is a Defaulting Lender, then ODEC may, at its sole expense, terminate in whole the Commitment (any such termination, a “Commitment Termination”) of such Lender (a “Noticed Lender”) by delivering a Notice of Commitment

Termination to the Administrative Agent substantially in the form of Exhibit K hereto (a “Notice of Commitment Termination”) but only to the extent, if a reallocation of the Loans and Fronting Exposure is required under Section 2.22(c), that (x) the conditions set forth in Section 4.02 are satisfied at the time of such termination (and, unless ODEC shall have otherwise notified the Administrative Agent at such time, ODEC shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any other Lender to exceed such other Lender’s Commitment. Each Notice of Commitment Termination shall specify: (1) the Noticed Lender and the amount of the proposed Commitment Termination (which shall be the entire Commitment of such Noticed Lender), and (2) the requested date of the proposed Commitment Termination (which shall be at least ten (10) days from the date of delivery of the Notice of Commitment Termination). Each Notice of Commitment Termination shall be irrevocable and binding on ODEC. No Commitment Termination shall be effective until the Administrative Agent shall have received any opinion letters, and other agreements, documents and instruments requested by and reasonably satisfactory to the Administrative Agent in its reasonable discretion evidencing and setting forth the conditions of such Commitment Termination.

(b) Notwithstanding anything to the contrary contained herein, each Commitment Termination meeting the conditions set forth in Section 2.22(a) shall not require the consent of any Lender, shall not constitute an amendment, modification or waiver that is subject to Section 9.02 and shall be effective as of the later of (i) the date specified in the applicable Notice of Commitment Termination and (ii) the date upon which the foregoing conditions shall have been satisfied.

(c) After giving effect to any Commitment Termination, the outstanding Loans may not be held pro rata in accordance with the Commitment. In order to remedy the foregoing, on the effective date of each Commitment Termination, ODEC shall prepay and the Lenders (including any Additional Lenders) shall make Loans to the extent necessary so that, after giving effect thereto, the Loans will be held by the Lenders on a pro rata basis in accordance with their respective Applicable Percentages (after giving effect to such Commitment Termination). The LC Exposure and Swingline Exposure of each Lender shall automatically be revised to reflect the revised Applicable Percentages giving each to such Commitment Increase. Each Lender agrees to wire immediately available funds to the Administrative Agent in accordance with this Agreement as may be required by the Administrative Agent in connection with the foregoing (such that the Noticed Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14 except in the case of a Defaulting Lender) from the other Lenders (to the extent of such outstanding principal and accrued interest and fees) or ODEC (in the case of all other amounts)), and to execute any documents reasonably requested by the Administrative Agent to effectuate such changes. Notwithstanding the provisions of Sections 9.04(a) and (b), the reallocations so made by each Lender whose Applicable Percentage has increased or decreased shall not be considered an assignment for purposes of Sections 9.04(a) and (b). The termination of a Defaulting Lender’s Commitment shall not relieve such Defaulting Lender of any liability to ODEC for any default hereunder.

Section 2.23 Extension of Maturity Date.

(a) Requests for Extension. ODEC may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 45 days prior to any anniversary of the Effective Date (an “Anniversary Date”), request that each Lender extend such Lender’s Maturity Date for an additional one-year period from the Maturity Date then in effect hereunder (the “Existing Maturity Date”); provided that (i) no more than two (2) of such one-year extensions shall be permitted and (ii) after giving effect to any such extension, the extended Maturity Date shall not be a date later than the fifth anniversary of the effective date of such extension.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the applicable Anniversary Date and not later than the date (the “Notice Date”) that is 20 days prior to the applicable Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify ODEC of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. ODEC shall have the right on or before the applicable Anniversary Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more banks or other financial institutions (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent and the Issuing Lenders (which approvals shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to ODEC and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the applicable Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of the applicable Anniversary Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii) the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) on or before the Maturity Date of each Non-Extending Lender, (1) ODEC shall have paid in full the principal of and interest on all of the Loans made by Non-Extending Lender hereunder and (2) ODEC shall have paid in full all other amounts owing to such Lender hereunder.

Section 2.24 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes after discussion with ODEC from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective after such discussion without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify ODEC and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify ODEC of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon ODEC’s receipt of notice of the commencement of a Benchmark Unavailability Period, ODEC may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ODEC will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Article III
REPRESENTATIONS AND WARRANTIES

ODEC represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. ODEC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate power of ODEC and have been duly authorized by all necessary action and, if required, by all necessary Member action. This Agreement has been duly executed and delivered by ODEC and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of ODEC, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03 Governmental Approvals; No Conflicts. Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or third-party, including any consent or approval of, registration or filing with, or any other action by, the Federal Energy Regulatory Commission (or is successor in such function), except such as have been obtained or made and are in full force and effect or except as would not be material to the business of ODEC or to the validity or enforceability of any Loan Document or any Obligation, (b) will not violate any material law, rule, regulation (including Regulation T, U or X of the Board), writ, judgment, injunction, decree or award, or the charter, bylaws or other organizational documents of ODEC or any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, contract, lease, loan agreement, deed of trust, agreement or other instrument binding upon ODEC or assets necessary to the business of ODEC, or give rise to a right thereunder to require any payment to be made by ODEC, and (d) will not result in the creation or imposition of any material Lien on any material asset of ODEC.

Section 3.04 Financial Condition: No Material Adverse Change.

(a) Financial Condition. ODEC has heretofore furnished to the Lenders its consolidated balance sheet and statements of revenue, expenses and patronage capital, comprehensive income and cash flows as of and for the fiscal year ended December 31, 2022, contained in an audited report of independent public accountants of nationally recognized standing. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of ODEC and its Subsidiaries as of such date and for such period in accordance with GAAP.

(b) No Material Adverse Change. Since December 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in ODEC’s annual report on Form 10-K for the year ended December 31, 2022, or ODEC’s quarterly report on Form 10-Q for the nine months ended September 30, 2023, copies of which have been provided to the Lenders (but excluding any risk factors or forward−looking disclosures set forth under the heading “Risk

Factors” or under the heading “Special Note Regarding Forward−looking Statements,” and any other disclosures that are cautionary, predictive or forward−looking in nature, in any such report).

Section 3.05 Properties. ODEC has good title to, or valid leasehold interests in, all its material real and personal property, including all rights, licenses, permits, privileges and franchises, free and clear of Liens prohibited by this Agreement and any material defects in title that could not reasonably be cured by a condemnation proceeding with respect to the property affected by such defect. “Material” for purposes of this Section means material in relation to the business, operations, affairs, financial condition, assets or properties of ODEC, taken as a whole.

Section 3.06 Litigation. Except as disclosed on Schedule 3.06 (the “Disclosed Matters”), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of ODEC, threatened against ODEC that has had or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Disclosed Matter (i) if adversely determined, could reasonably be expected, individually or in the aggregate with all other Disclosed Matters, to result in a Material Adverse Effect, or (ii) involves any of the Loan Documents or the Transactions.

Section 3.07 Environmental Matters.

(a) ODEC has obtained and maintains all environmental, health and safety permits, licenses, consents, approvals and other authorizations required under all Environmental Laws (“Environmental Permits”) necessary to carry on its business as now being or as proposed to be conducted, and ODEC has complied and is in compliance with the terms and conditions thereof and with all Environmental Laws, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b) Except, in each case, as could not reasonably be expected to result in a Material Adverse Effect, (i) the real property owned, operated or leased by ODEC (‘‘Real Property”) is in compliance with all applicable Environmental Laws, and (ii) there are no pending or, to the knowledge of ODEC, threatened Environmental Claims against ODEC.

Section 3.08 Compliance with Laws and Agreements. ODEC is in compliance with all laws, rules, regulations, writs, judgments, decrees, awards and orders of any Governmental Authority applicable to it or its property, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. ODEC is in material compliance with each of the Material Contracts.

Section 3.09 Investment Status. ODEC is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.10 Taxes. ODEC has timely filed or caused to be filed all material Tax returns and reports required to have been filed, and each of such Tax returns and reports was at the time filed accurate and complete in all material respects. ODEC has timely paid or caused to be paid all Taxes (including any interest penalties or other additions to such Taxes) required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which ODEC has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification No. 715 – Accounting for Compensation – Retirement Benefits) could not reasonably be expected to result in a Material Adverse Effect as of December 31, 2022.

Section 3.12 Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of ODEC to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) as of the date of delivery thereof, taken as a whole, and in the light of the circumstances under which they were made, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein not misleading; provided that, with respect to projected financial information, ODEC represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.13 Margin Stock. ODEC is not engaged, directly or indirectly, in the business of extending credit to others or arranging for the extension or maintenance by others of credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to purchase or carry any Margin Stock. After application of the proceeds of each Loan or Letter of Credit, not more than 25% of the value (as determined by any reasonable method) of the assets of ODEC subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time) will consist of Margin Stock.

Section 3.14 Wholesale Power Contracts. Attached hereto as Schedule 3.14 is a complete and correct list of all the Wholesale Power Contracts in existence on the date hereof. Each of the Wholesale Power Contracts is in full force and effect.

Section 3.15 Sanctions; Anti-Corruption.

(a) None of ODEC, any of its Subsidiaries or, to the knowledge of ODEC, any director, officer, employee, agent, or affiliate of ODEC or any of its Subsidiaries is a Person that is, or is owned 50 percent or more, individually or in the aggregate, directly or indirectly, or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (currently, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea and Syria).

(b) ODEC, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of ODEC, agents of ODEC and its Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption laws, in all material respects. ODEC and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable laws. All references to directors, officers, employees and agents in this Section 3.15(b) are limited to such individuals when acting on behalf of ODEC.

Section 3.16 EEA Financial Institution. ODEC is not an EEA Financial Institution.

Section 3.17 Beneficial Ownership. As of (a) the Effective Date, the information included in any Beneficial Ownership Certification delivered pursuant to Section 4.01(e) is true and correct in all respects and (b) as of the date delivered, the information included in any Beneficial Ownership Certification delivered pursuant to Section 9.13 is true and correct in all respects.

Article IV
CONDITIONS

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the first date on which the following conditions precedent have been satisfied (or such conditions shall have been waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i) From each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii) The requested Notes payable to the order of the Lenders.

(iii) Certified copies of the resolutions of the Board of Directors of ODEC approving the Transactions and entry into the Loan Documents, and of all documents evidencing other necessary corporate action and governmental and other material third party approvals and consents, if any, with respect to the Transactions and each Loan Document.

(iv) A certificate from the Virginia State Corporation Commission, dated as of a date reasonably satisfactory to the Administrative Agent, certifying (A) as to a true and correct copy of the articles of incorporation of ODEC and each amendment thereto on file in such office and (B) that ODEC is duly organized and in good standing under the laws of the Commonwealth of Virginia.

(v) A certificate of ODEC signed by one of its Responsible Officers certifying as to (A) the absence of any amendments to the articles of incorporation of ODEC since the date of the certificate referred to in Section 4.01(a)(iv), (B) a true and correct copy of the bylaws (or corresponding documents) of ODEC as in effect on the date on which the resolutions referred to in Section 4.01(a)(iii) were adopted and on the date of the initial Borrowing hereunder and (C) the conditions specified in Section 4.02(a) and (b) have been satisfied.

(vi) A certificate of ODEC’s Secretary or an Assistant Secretary certifying the names and true signatures of the officers of ODEC authorized to sign each Loan Document and the other documents to be delivered hereunder and thereunder.

(vii) A copy of ODEC’s most recent financial forecast and such financial information regarding ODEC as the Administrative Agent shall have reasonably requested, including information as to possible contingent liabilities, obligations under Plans and Multiemployer Plans.

(viii) Copies of the financial statements referred to in Section 3.04(a).

(ix) If applicable, a Borrowing Request and/or one or more Issuance Requests with respect to Letters of Credit relating to the initial Borrowing.

(x) Favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Miles & Stockbridge P.C., Virginia counsel to ODEC, Orrick, Herrington & Sutcliffe LLP, special finance counsel to ODEC, and Thompson Coburn LLP, special federal energy regulatory counsel to ODEC, covering such matters relating to ODEC, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

(xi) Each other Loan Document not mentioned above in this Section 4.01(a) and any other documents, in each case as reasonably requested by the Administrative Agent or any Lender.

(b) The Administrative Agent and the Lenders shall have received copies of the following schedules: (i) Schedule 4.01(b)(i) listing the Indebtedness of ODEC and its Subsidiaries as of September 30, 2023, in excess of $1,000,000 together with the amount of such Indebtedness, the creditor, the maturity date, availability, whether such Indebtedness is secured or unsecured and if secured, a general description of the collateral, and (ii) Schedule 4.01(b)(ii) listing ODEC’s Subsidiaries together with, for each such Subsidiary, (A) the jurisdiction of organization of such Subsidiary, (B) each Person holding ownership interests in such Subsidiary and (C) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.

(c) At least five (5) days prior to the Effective Date, the Administrative Agent and the Lenders shall have received such documentation and information as the Administrative Agent and each Lender shall reasonably request at least ten (10) days prior to the Effective Date in order to comply with all applicable “know your customer” and anti-money laundering laws.

(d) The Administrative Agent and the Lenders shall have received certified copies of the investment policy of ODEC as adopted by its board of directors.

(e) At least two (2) Business Days prior to the Effective Date, ODEC shall have delivered, to each Lender that so requests at least ten (10) Business Days before the Effective Date, a Beneficial Ownership Certification.

(f) CFC shall have received a Borrowing Request for the advancement of funds sufficient to pay the outstanding principal, interest and other amounts outstanding under the unsecured line of credit with CFC loan designation VA052-R-5105 that ODEC has with CFC (the “5105 LOC”) and such Borrowing Request shall state that such advancement of funds shall be made to CFC for the purpose of paying off and terminating the 5105 LOC.

The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by ODEC of such fees and reimbursement of such expenses as ODEC shall have agreed to pay to any Lender, the Lead Arranger and the Administrative Agent in connection herewith, including the reasonable fees and expenses of Foley & Lardner LLP, special counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder.

The Administrative Agent shall, immediately after all of the conditions under this Section have been met, notify ODEC and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Without limiting the generality of the provisions of Section 8.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 4.02 Each Credit Event. The obligation of each Lender to make any Loan, of the Swingline Lender to make Swingline Loans and of the Issuing Lenders to issue, amend, renew or extend any Letter of Credit (each of the foregoing, a “Credit Extension”), is additionally subject to the satisfaction of the following conditions:

(a) the representations and warranties of ODEC set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects (or, in case of any representation or warranty that is not qualified by a Material Adverse Effect qualifier, in all material respects), on and as of the date of the applicable Credit Extension, except (A) other than on the Effective Date, the representations and warranties set forth in Section 3.04(b), 3.06, 3.07 and 3.12, or (B) any such representations or warranties that, by their terms, refer to a specific date (including by reference to “as of the date hereof”) other than the date of such Credit Extension, in which case such representation and warranty shall be made as of such specific date;

(b) no Default or Event of Default has occurred and is continuing, or would result from such Credit Extension or from the application of the proceeds therefrom; and each Credit Extension shall be deemed to constitute a representation and warranty by ODEC on the date thereof as to the matters specified in this clause (b); and

(c) the Administrative Agent shall have received, as applicable, a Borrowing Request relating to the requested Borrowing in accordance with Section 2.03(b) or, one or more Issuance Requests with respect to any requested Letter of Credit in accordance with Section 2.04(b).

Article V
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, ODEC covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. ODEC will furnish to the Administrative Agent (who will furnish a copy thereof to each Lender):

(a) as soon as available and in any event within 135 days after the end of each fiscal year of ODEC a copy of the Form 10-K filed by ODEC with the Securities and Exchange Commission or, if not so filed, a consolidated balance sheet of ODEC and the Subsidiaries as of the end of such fiscal year and the related consolidated statements of revenue, expenses and patronage capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, duly certified and dated by the chief financial officer of ODEC and all prepared in accordance with generally accepted accounting principles applied on a consistent basis and audited by independent public accountants of nationally recognized standing whose opinion shall be furnished to the Administrative Agent, shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect, provided, that the delivery within the time period specified above of the Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.01(a) with respect to the certification by the chief financial officer of ODEC;

(b) as soon as available and in any event within 90 days after the end of each of the first three quarters of each fiscal year of ODEC a copy of the Form 10-Q filed by ODEC with the Securities and Exchange Commission or, if not so filed, a consolidated balance sheet of ODEC and the Subsidiaries as of the end of such quarter and the related consolidated statements of revenue, expenses and patronage capital and cash flows for such quarter and for the portion of ODEC’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of ODEC’s previous fiscal year, all in reasonable detail, duly certified and dated (subject to normal year-end adjustments) by the chief financial officer of ODEC and all prepared in accordance with GAAP applied on a consistent basis; provided, that the delivery within the time period specified above of the Form 10-Q for such quarter prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.01(b);

(c) concurrently with any delivery of financial statements under Section 5.01(a) or 5.01(b), a certificate of a Responsible Officer of ODEC, substantially in the form of Exhibit F hereto, (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance, in the case of each annual certificate, with Section 6.05, and (iii) certifying that the consolidating balance sheet and related consolidated statements of revenue, expenses and patronage capital for ODEC and its Subsidiaries present fairly in all material respects the financial condition and results of operations of ODEC and its Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to the normal year‑end audit adjustments and the absence of footnotes;

(d) within a reasonable period of time following execution and delivery or adoption, as the case may be, any Wholesale Power Contracts not previously delivered to the Administrative Agent and the Lenders and any changes in ODEC’s investment policy adopted by its board of directors; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of ODEC, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 5.02 Notices of Material Events. ODEC will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default or Event of Default; provided, that the time by which ODEC shall provide such written notice thereof to the Administrative Agent shall be the date ODEC provides notice of such event to any of its creditors, but in any event no later than fifteen (15) days after actual knowledge thereof by a Responsible Officer of ODEC;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting ODEC that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) any modification or supplement to (i) one or more Wholesale Power Contracts that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) the requirements set forth in Section 4 or Exhibit D (or applicable successor provisions) of one or more of the Wholesale Power Contracts;

(d) any change in ODEC’s credit rating from any of Moody’s, S&P or Fitch with respect to any of its indebtedness; provided, that the date by which ODEC shall provide written notice thereof to the Administrative Agent and each Lender shall be no later than thirty (30) days after such change ODEC’s credit rating;

(e) the occurrence of an “Event of Default” as defined in the Indenture;

(f) any other development, including an ERISA Event or an Environmental Claim, that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(g) the initial capitalization or acquisition of a Subsidiary with $1,000,000 or more of assets; provided, that the date by which ODEC shall provide written notice thereof to the Administrative Agent shall be no later than thirty (30) days after such formation or acquisition of such Subsidiary; and

(h) knowledge of the failure of any officer or director of any Subsidiary of ODEC to comply with applicable Sanctions and with the FCPA and any other anti-corruption laws in all material respects.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of ODEC setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. ODEC will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business; provided, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02 or prohibit the issuance by ODEC of equity‑like interests in ODEC so long as no such issuance could result in a Change of Control.

Section 5.04 Payment of Obligations; Taxes.

ODEC will pay its Indebtedness and other obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) ODEC has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Books and Records; Inspection Rights. ODEC will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. ODEC will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.06 Compliance with Laws and Agreements. ODEC will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including all Environmental Laws and the provisions of ERISA), including the payment of any fees required by any Governmental Authority and all reporting requirements, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. ODEC will comply in all material respects with each Material Contract.

Section 5.07 Use of Proceeds. Credit Extensions will be used only for general corporate purposes not in contravention of any applicable law or of any Loan Document; provided, that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds. No part of the proceeds of any Loan or Letter of Credit will be used by ODEC, whether directly or indirectly, for the purpose of purchasing or carrying any Margin Stock.

Section 5.08 Further Assurances. ODEC will execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions, all at the expense of ODEC.

Section 5.09 Identification of Parties. ODEC will comply with all requests by or on behalf of the Lenders, or any one of them, for information concerning the identification of ODEC, including its corporate organization, place or places of business, operations and registration or qualification to do business in any place, senior management, and principal ownership, for purposes of complying with the Bank Secrecy Act, P.L. 97-258 (September 13, 1982), as amended, and all regulations adopted thereunder, and the Patriot Act, and for information concerning the use or destination of the proceeds of the Loans or the Letters of Credit, for purposes of complying with the Trading With the Enemy Act of 1917, ch. 106, 40 Stat. 411 (October 6, 1917), as amended, and all regulations adopted and executive orders issued thereunder.

Section 5.10 Certain Equity and Security.

(a) So long as CoBank is a Lender hereunder, ODEC will acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that ODEC may be required to purchase in CoBank in connection with the Loans made by CoBank may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. ODEC acknowledges receipt of a copy of (i) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (ii) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of ODEC’s stock and other equities in CoBank acquired in connection with its patronage loan from CoBank (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b) Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities and any patronage refunds or other distributions made on account thereof or on account of ODEC’s patronage with CoBank, (ii) ODEC’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. CoBank reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

(c) Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all CoBank Equities that ODEC may now own or hereafter acquire, which statutory lien shall be for CoBank’s sole and exclusive benefit. Notwithstanding anything to the contrary set forth in Section 2.16(d), the CoBank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of ODEC (including, in each case, proceeds thereof), such Lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder notwithstanding anything to the contrary set forth in Section 2.16(d). Neither the CoBank Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, CoBank may elect, solely at its discretion and notwithstanding anything to the contrary set forth in Section 2.16(d), to apply the cash portion of any patronage distribution or retirement of equity to amounts due to CoBank under this Agreement. ODEC acknowledges that any corresponding tax liability associated with such application is the sole responsibility of ODEC. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by ODEC, or at any other time, either for application to the Obligations or otherwise.

Section 5.11 Compliance with Laws Policies. ODEC will maintain in effect policies and procedures designed to promote compliance by ODEC, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable laws.

Section 5.12 Ranking. ODEC will cause the Loans and all other obligations of ODEC under the Loan Documents at all times to rank pari passu with all other unsecured and unsubordinated Indebtedness of ODEC.

Section 5.13 Letter of Credit Diligence. In connection with the issuance, amendment, renewal or extension of any Letter of Credit, ODEC will furnish to the Administrative Agent, within two (2) Business Days after the Administrative Agent’s or any Lender’s request therefor, such additional documents as the Administrative Agent or any Lender may reasonably request.

Article VI
NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, ODEC covenants and agrees with the Lenders that:

Section 6.01 Liens. ODEC will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Any Lien created by or under the Indenture;

(b) Permitted Encumbrances (as defined in the Indenture as of the Effective Date);

(c) Liens on fixed or capital assets acquired, constructed or improved by ODEC; provided that (i) except in the case of Capital Lease Obligations, such Liens and the Indebtedness secured thereby are incurred prior to or within forty-five (45) days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other property or assets of ODEC;

(d) Liens not securing Indebtedness;

(e) Liens on bank, commodity, securities, investment or similar accounts securing obligations to the financial institution maintaining such accounts, clearinghouses or any of their Affiliates with respect to obligations of ODEC to any such financial institutions, clearinghouse or Affiliates pursuant to an account or similar agreement with such financial institution;

(f) Liens created hereunder or pursuant hereto; or

(g) CoBank’s statutory Lien in the CoBank Equities.

Section 6.02 Fundamental Changes. ODEC will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or dispose of all or Substantially All of its assets; provided that, so long as no Default or Event of Default shall exist or be caused thereby, a Person, the consolidated assets of which do not exceed 50% of the consolidated assets of ODEC, may be merged or consolidated into ODEC so long as ODEC shall be the continuing or surviving entity. ODEC shall not dispose of any asset necessary for the conduct of its business if such disposition would conflict with Prudent Utility Practice.

Section 6.03 Lines of Business. ODEC will not engage to any material extent in any business other than the business of being an electric generation and transmission cooperative and associated activities.

Section 6.04 Transactions with Affiliates. ODEC will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions at prices and on terms and conditions that are not less favorable to ODEC than could reasonably be obtained on an arm’s‑length basis from unrelated third parties.

Section 6.05 Certain Financial Covenants.

(a) Margins for Interest Ratio. ODEC will not permit its Margins for Interest (as defined in the Indenture as in effect on the Effective Date) for any fiscal year to be less than 1.10 times Interest Charges (as defined in the Indenture as in effect on the Effective Date) for such period.

(b) Debt-to-Capitalization Ratio. ODEC will maintain at all times a Debt-to-Capitalization Ratio of no more than 0.85:1.00.

Section 6.06 Hedging Agreements. ODEC will not enter into, or guarantee the obligations of any other Person under, any Hedging Agreement entered into for speculative purposes.

Section 6.07 Wholesale Power Contracts. ODEC will not amend, or waive any provision under, any Wholesale Power Contract if, following such amendment or waiver, ODEC does not have Compliant Contracts with Members that, as of the year ended December 31, 2022, accounted for at least 75% of ODEC’s revenue under all Wholesale Power Contracts.

Section 6.08 Corporate Documents; Fiscal Year. ODEC will not make or permit any modification, supplement or waiver of any of the provisions of its charter, by‑laws or any other organizational document that would reasonably be expected to have a Material Adverse Effect. ODEC will not modify its fiscal year.

Section 6.09 Sanctions; Anti-Corruption; Use of Proceeds. ODEC will not request any credit extension hereunder, and ODEC shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any credit extension hereunder (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Lender, Lender, underwriter, advisor, investor, or otherwise).

Article VII
EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) ODEC shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) ODEC shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of ODEC in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) ODEC shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(a), 5.01(b), 5.01(c), Section 5.02(a), 5.03 (with respect to ODEC’s existence) or 5.07 or in Article VI;

(e) ODEC shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d), of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more Business Days after notice thereof from the Administrative Agent (given at the request of any Lender) to ODEC or, if remedial action has been taken and ODEC is diligently pursuing a cure, such remedial action has not succeeded within an additional period of ninety (90) days after such notice;

(f) ODEC shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness having an outstanding principal amount in excess of $35,000,000, when and as the same shall become due and payable beyond any applicable grace period;

(g) any event of default that results in any Indebtedness having an outstanding principal amount in excess of $25,000,000 becoming due prior to its scheduled maturity or any early termination of any Hedging Agreement with a termination amount greater than $35,000,000 unless such termination amount is paid in full within the time permitted including any grace period;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of ODEC or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for ODEC or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) ODEC shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for ODEC or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) ODEC shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against ODEC and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of ODEC to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of ODEC in an aggregate amount exceeding $35,000,000;

(m) any Loan Document shall at any time for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), or performance of any material obligation thereunder shall become unlawful, or ODEC shall so assert in writing or contest the validity or enforceability thereof;

(n) any one or more Members of ODEC shall default in the performance of any payment obligations under its or their Wholesale Power Contracts where the aggregate amount of such default or defaults exceeds $35,000,000 and such default or defaults have continued for thirty-five (35) days beyond the applicable cure period with respect thereto, if any; provided, however, that no such Member payment default shall constitute an Event of Default hereunder if ODEC has taken prompt action to increase its rates to the extent necessary to recover the aggregate amount of such default or defaults; or

(o) Wholesale Power Contracts representing 25% or more of ODEC’s member revenue base (determined based upon ODEC’s revenues for the prior fiscal year) shall be terminated, released or shall no longer be enforceable (whether by voluntary act of ODEC or any Member, or if a court or regulatory agency of competent jurisdiction shall issue a final non-appealable order or judgment declaring the same to be invalid or unenforceable, or otherwise); provided, however, that no such termination, release or determination shall constitute an Event of Default hereunder if ODEC has taken prompt action to increase its rates to the extent necessary to recover the aggregate amount of its costs not otherwise recovered as a result of such termination, release or determination;

then, and in every such Event of Default (other than an Event of Default described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to ODEC, take any one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of ODEC accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by ODEC; (iii) exercise the rights and remedies contemplated by Section 2.04(k); and (iv) exercise the rights and remedies contemplated by any one or more of the Loan Documents or by applicable law or equity; and in case of any event with respect to ODEC described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of ODEC accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by ODEC.

Article VIII
AGENCY

Section 8.01 Appointment and Authority. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints National Rural Utilities Cooperative Finance Corporation to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers and perform such duties as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and ODEC shall not have rights as a third-party beneficiary of any of such provisions (provided that ODEC may rely on actions taken by the Administrative Agent pursuant to the terms this Article as being actions taken by an agent of the Lenders and the Issuing Lenders and retains its rights under Section 8.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, ODEC or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to ODEC or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Article VII, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by ODEC, a Lender or an Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for ODEC), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06 Resignation of Administrative Agent.

(a) The Administrative Agent may resign as Administrative Agent at any time upon written notice to the Lenders, the Issuing Lenders and ODEC. Upon any such resignation, the Required Lenders shall have the right, with the approval of ODEC, to appoint a successor; provided, that ODEC shall have no such right of approval if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by, to or through each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by ODEC to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between ODEC and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to ODEC and such Person remove such Person as Administrative Agent and, in consultation with ODEC, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative

Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by ODEC to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between ODEC and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Lender expressly acknowledges that (a) it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (b) the Administrative Agent has not made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of ODEC, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of ODEC which may come into the possession of the Administrative Agent.

Section 8.08 No Other Duties, etc. Anything herein to the contrary notwithstanding, neither the Lead Arranger or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 8.09 Indemnity.

(a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by ODEC) from and against such Lender's Applicable Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments' suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by ODEC under Section 9.03, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by ODEC. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Article VIII applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) Each Lender severally agrees to indemnify the Issuing Lenders (to the extent not promptly reimbursed by ODEC) from and against such Lender's Applicable Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Lenders in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Lenders under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Lender’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Lenders promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by ODEC under Section 9.03, to the extent that the Issuing Lenders is not promptly reimbursed for such costs and expenses by ODEC.

(c) The failure of any Lender to reimburse the Administrative Agent or the Issuing Lenders, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the Issuing Lenders, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or the Issuing Lenders, as the case may be, for their ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or the Issuing Lenders, as the case may be, for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Article VIII shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to ODEC, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on ODEC) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.10 and 9.03) allowed in such judicial proceeding;

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.03.

Section 8.11 Certain ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of ODEC, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of ODEC, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto)

Section 8.12 Erroneous Payments

(a) If the Administrative Agent notifies a Lender or Issuing Lenders, or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender or Issuing Lender, or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender, or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b).

(c) Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or any Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with ODEC) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to ODEC or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or any Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations under this Agreement owed by ODEC, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of the funds received by the Administrative Agent from ODEC for the purpose of making a payment or prepayment of the obligations under this Agreement; provided that this Section 8.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of ODEC under this Agreement relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article IX
MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or other electronic communication, as follows:

(i) if to ODEC, to Old Dominion Electric Cooperative, 4201 Dominion Boulevard, Glen Allen, VA 23060, Attention: Chief Financial Officer, Telephone: (804) 968-4035, E-mail: brogers@odec.com

(ii) if to the Administrative Agent, the Swingline Lender or National Rural Utilities Cooperative Finance Corporation, in its capacity as an Issuing Lender, National Rural Utilities Cooperative Finance Corporation, 20701 Cooperative Way, Dulles, VA 20166, Attention: Administrative Agent (Facsimile No. (703) 467-5681; Telephone No. (703) 467-1773; E-mail: loansyndications@nrucfc.coop);

(iii) if to a Lender, to it at its address (or email or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) shall be effective as provided in Section 9.01(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or ODEC may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address as permitted hereby shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website as permitted hereby shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Changes to Notice Information. Any party hereto may change its address or email or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to ODEC and the Administrative Agent).

(d) Platform.

(i) ODEC agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to ODEC, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of ODEC’s or the Administrative Agent’s transmission of communications through the Platform, except to the extent that such losses, damages, liabilities or related expenses result from the gross negligence, bad faith or willful misconduct of the Agent Parties. “Communications” means, collectively, any notice, demand, communication, information, document or other material that ODEC provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.02 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by ODEC therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Except as otherwise expressly set forth in this Agreement (including Section 2.24), no provision of this Agreement or any other Loan Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by ODEC and the Required Lenders or by ODEC and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or reimbursement obligation relating to any LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or reimbursement obligation relating to an LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby,

(iv) change Section 2.16(d) or any other provision of this Agreement in any manner that would alter the pro rata sharing of payments or the pro rata reduction of Commitments without the consent of each Lender affected thereby, or

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and

provided, further, that (a) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lenders or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lenders or the Swingline Lender, as the case may be, and (b) the Fee Letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

For purposes of this Section, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “adversely affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

If the Required Lenders shall have approved any amendment which requires the consent of all of the Lenders or all of the Lenders adversely affected, ODEC shall be permitted to replace any Non-Consenting Lender with a replacement financial institution, provided that, (i) the replacement financial institution shall purchase at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) ODEC shall be liable to such replaced Lender under Section 2.14 if any SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (as if such purchase constituted a prepayment of such Loans), (iii) such replacement institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and, with respect to any replacement financial institution that is not an Eligible Assignee, each Issuing Lender, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.04 (provided that, ODEC shall be obligated to pay the registration and processing fee referred to therein) and (v) any such replacement shall not be deemed to be a waiver of any rights ODEC, the Administrative Agent or any other Lender shall have against the replaced Lender.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. ODEC shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lead Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, modifications or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) Indemnification by ODEC. ODEC shall indemnify the Administrative Agent, each Issuing Lender and each of the Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses, including the reasonable fees, disbursements, settlement costs and other charges of any counsel for such Indemnitee, incurred by or asserted against such Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual presence or release of Hazardous Materials on or from any property owned or operated by ODEC or any of its Subsidiaries, or any Environmental Claims related in any way to ODEC or any of its

Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (whether brought by any third party or by ODEC or any of its Subsidiaries), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) such Indemnitee’s own gross negligence or willful misconduct or (y) a claim brought by ODEC against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if ODEC has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This indemnification shall survive and continue for the benefit of all such persons or entities. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that ODEC fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Lender or the Swingline Lender under Section 9.03(a) or 9.03(b), each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that with respect to such unpaid amounts owed to any Issuing Lender or Swingline Lender solely in its capacity as such, only the Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in its capacity as such. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.02(a).

(d) Waiver of Consequential Damages, Etc. Except with respect to the obligations of ODEC set forth in paragraph (b) above, to the extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 9.03 shall be payable promptly after written demand therefor, accompanied by copies of the applicable invoices.

Section 9.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that ODEC may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); provided, that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, ODEC otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment of any Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of ODEC (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that ODEC shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further, that ODEC’s consent shall not be required during the primary syndication of this credit facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of this credit facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each Issuing Lender and Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of this credit facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) ODEC or any of ODEC’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of ODEC and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of ODEC, shall maintain at its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and ODEC, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by ODEC, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, ODEC or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or ODEC or any of ODEC’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and/or the Loans and LC Disbursements owing to it); provided, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) ODEC, the Administrative Agent, the Issuing Lenders and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity of the Administrative Agent under Section 9.03(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. ODEC agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(g) (Status of Lenders) (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender))) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided, that such Participant (A) agrees to be subject to Section 2.16(d) as though it were a Lender hereunder, and (B) shall not be entitled to receive any greater payment under Sections 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of ODEC, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with ODEC’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless ODEC is notified of the participation sold to such Participant and such Participant agrees, for the benefit of ODEC, to comply with Section 2.15(f) as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the

Code, the applicable Lender shall provide ODEC with satisfactory evidence that the participation is in registered form and shall permit ODEC to review such register as reasonably needed for ODEC to comply with its obligations under applicable laws and regulations.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or such central bank having supervisory jurisdiction over said entity; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by ODEC herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or Event of Default or any incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Lender or any such Affiliate, to or for the credit or the account of ODEC against any and all of the obligations of ODEC now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of ODEC may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.17 and 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify ODEC and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. ODEC hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against ODEC or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. ODEC hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. ODEC acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to ODEC or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and ODEC hereby authorizes each Lender to share any information delivered to such Lender by ODEC and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this paragraph, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to ODEC and its obligations, (g) with the consent of ODEC or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this paragraph or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than ODEC; provided, that, in the case of clause (b), (c) or (e), the Administrative Agent, the applicable Lender or the applicable Issuing Lender, as applicable, shall endeavor to give ODEC advance, if possible, or contemporaneous, if not, notice of such disclosure, provided that the Administrative Agent, such Lender or such Issuing Lender, as applicable, shall not be liable for its failure to do so. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this paragraph, “Information” means all information received from ODEC or any of its Subsidiaries relating to ODEC or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by ODEC or any of its Subsidiaries, provided, that in the case of information received from ODEC or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 USA PATRIOT Act. Each Lender subject to the Patriot Act hereby notifies ODEC that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies ODEC, which information includes the name and address of ODEC and other information that will allow such Lender to identify ODEC in accordance with the Patriot Act.

ODEC agrees to (i) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation required by it for purposes of complying with the Beneficial Ownership regulation and any other applicable “know your customer” or anti-money laundering laws and (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

Section 9.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), ODEC acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, , the Lead Arranger, the Lenders and the Issuing Lenders are arm’s-length commercial transactions between ODEC and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger, the Lenders and the Issuing Lenders, on the other hand, (ii) ODEC has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) ODEC is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Lead Arranger, the Lenders and the Issuing Lenders is and has been acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for ODEC or any of its Affiliates, or any other person, and (ii) none of the Administrative Agent, the Lead Arranger, the Lenders or the Issuing Lenders has any obligation to ODEC or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lead Arranger, the Lenders, the Issuing Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of ODEC and its Affiliates and none of the Administrative Agent, the Lead Arranger, the Lenders or the Issuing Lenders has any obligation to disclose any of such interests to ODEC or any of its Affiliates. To the fullest extent permitted by law, ODEC hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arranger, the Lenders and the Issuing Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

Section 9.15 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 9.16 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.17 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by ODEC, the Administrative Agent and such Lender.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers authorized as of the date first written above.

OLD DOMINION ELECTRIC COOPERATIVE, as ODEC

By: /s/ Bryan S. Rogers
Name: Bryan S. Rogers
Title: Senior Vice President and
Chief Financial Officer

[Second Amended and Restated Credit Agreement]

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent, Lead Arranger, Lender, Swingline Lender and an Issuing Lender

By: /s/ Vu Ly

Name: Vu Ly

Title: Acting Senior Vice President and Chief

Financial Officer

[Second Amended and Restated Credit Agreement]

BANK OF AMERICA, NATIONAL ASSOCIATION,

as Syndication Agent and a Lender

By: /s/ Robert D. Davis, III

Name: Robert D. Davis, III

Title: Vice-President

[Second Amended and Restated Credit Agreement]

COBANK, ACB,

as a Lender and an Issuing Lender

By: /s/ Kelli Cholas

Name: Kelli Cholas

Title: Assistant Corporate Secretary

[Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Departing Lender

By: /s/ Patrick Hennessey

Name: Patrick Hennessey

Title: Director

[Second Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,

as a Departing Lender

By: /s/ Joseph McElhinny

Name: Joseph McElhinny

Title: Senior Vice President

[Second Amended and Restated Credit Agreement]

Schedule I

Commitments

Lender	Commitment	Applicable Percentage
National Rural Utilities Cooperative Finance Corporation	$200,000,000.00	50.000000000%
Bank of America, National Association	$120,000,000.00	30.000000000%
CoBank, ACB	$80,000,000.00	20.000000000%
Total	$400,000,000.00	100.000000000%

Schedule 3.03

Governmental Approvals

Attached hereto is the Federal Energy Regulatory Commission Order in Docket No. ES23-68-000, issued November 14, 2023.

Schedule 3.06

Disclosed Matters

None.

Schedule 3.14

Wholesale Power Contracts

1. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Rappahannock Electric Cooperative.

2. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Shenandoah Valley Electric Cooperative.

3. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Delaware Electric Cooperative, Inc.

4. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Choptank Electric Cooperative, Inc.

5. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Southside Electric Cooperative.

6. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and A&N Electric Cooperative.

7. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Mecklenburg Electric Cooperative.

8. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Prince George Electric Cooperative.

9. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Northern Neck Electric Cooperative.

10. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and Community Electric Cooperative.

11. Second Amended and Restated Wholesale Power Contract, dated as of January 1, 2009, by and between ODEC and BARC Electric Cooperative.

Schedule 4.01(b)(i)

Indebtedness

Long-Term Secured Indebtedness

Outstanding Amount
(in thousands)
September 30, 2023

$250,000,000 principal amount of 2017 Series A Bonds due 2037 at an interest rate of 3.33%	$187,500

$260,000,000 principal amount of 2015 Series A Bonds due 2044 at an interest rate of 4.46%	$260,000

$72,000,000 principal amount of 2015 Series B Bonds due 2053 at an interest rate of 4.56%	$72,000

$50,000,000 principal amount of 2013 Series A Bonds due 2043 at an interest rate of 4.21%	$50,000

$50,000,000 principal amount of 2013 Series B Bonds due 2053 at an interest rate of 4.36%	$50,000

$90,000,000 principal amount of 2011 Series A Bonds due 2040 at an interest rate of 4.83%	$54,000

$165,000,000 principal amount of 2011 Series B Bonds due 2040 at an interest rate of 5.54%	$148,500

$95,000,000 principal amount of 2011 Series C Bonds due 2050 at an interest rate of 5.54%	$66,500

$250,000,000 principal amount of 2003 Series A Bonds due 2028 at an interest rate of 5.676%	$62,496

$300,000,000 principal amount of 2002 Series B Bonds due 2028 at an interest rate of 6.21%	$75,000

The collateral for the Long Term Secured Indebtedness is the Indenture.

Short-Term Unsecured Indebtedness

ODEC’s short-term unsecured Indebtedness outstanding in excess of $1,000,000 as of December 31, 2022, was $50 million, which was outstanding under the Existing Credit Agreement.

Schedule 4.01(b)(ii)

Subsidiaries

None.

EXHIBIT A

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

1. This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 [Insert name of Assignor identified in item 1 below] ([the] [each, an] “Assignor”) and [the] [each]2 [Insert name of Assignee identified in item 2 below] ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

2. For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and the Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the Transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and

[1] For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2] For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3] Select as appropriate.
[4] Include bracketed language if there are either multiple Assignors or multiple Assignees.

assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.		Assignor:
2.		Assignee:
[Assignee is an [Affiliate] [Approved Fund] of [identify Lender]]
3.	Borrower:		Old Dominion Electric Cooperative (“ODEC”)
4.			Administrative Agent: National Rural Utilities Cooperative Finance Corporation, as the Administrative Agent under the Credit Agreement
5.

Credit Agreement: Second Amended and Restated Credit Agreement dated as of December 7, 2023 among ODEC, the Lenders party thereto, the Issuing Lenders party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender

6.	Assigned Interest[s]:
Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/ Loans for all Lenders[7]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUISP Number
		$	$	%
		$	$	%
		$	$	%
		$	$	%
		$	$	%
7.	Trade Date:		9

[5] List each Assignor, as appropriate.
[6] List each Assignee, as appropriate.
[7] Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:_______, 20_______ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]

[NAME OF ASSIGNOR]

By:
Name:
Title

ASSIGNEE[S][11]

[NAME OF ASSIGNEE]

By:
Name:
Title

[10] Add additional signature blocks as needed.
[11] Add additional signature blocks as needed.

[Consented to and] Accepted:12

National Rural Utilities Cooperative Finance Corporation,
as Administrative Agent, an Issuing Lender and Swingline Lender

By:
Name:
Title
[Consented to:][13]
[_______], as an Issuing Lender[14]
By:
Name:
Title
Consented to:
OLD DOMINION ELECTRIC COOPERATIVE[15]
By:
Name:
Title

12 To be added only if consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if consent of the Issuing Lenders is required by the terms of the Credit Agreement.
[14] Add additional signature blocks as needed for Issuing Lenders.
15 To be added only if the consent of ODEC is required by the terms of the Credit Agreement.

EXHIBIT A

ANNEX 1

Second Amended and Restated Credit Agreement dated as of December 7, 2023 among Old Dominion Electric Cooperative (“ODEC”), the Lenders party thereto, the Issuing Lenders party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of ODEC, any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by ODEC, any of its Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly

5

completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT B

[Form of Borrowing Request]

BORROWING REQUEST

Borrower Name: Old Dominion Electric Cooperative (“ODEC”)
Facility Number:
Type of Borrowing:

 Syndicated Loan  Swingline Loan

Effective Date of Borrowing:

The Borrowing Amount:

Interest Rate Elected:

 SOFR Borrowing  Base Rate Borrowing

Interest Rate Elections Period if SOFR Borrowing is chosen:

 1-month SOFR  3-month SOFR

 6-month SOFR

Wiring Instructions:

Bank Name
City, State
ABA No
Account No
Credit Account Name
Additional Instructions

Certification

Acting on behalf of ODEC, I hereby certify that as of the date below: (1) I am duly authorized to make this certification and to request funds on the terms specified herein; and (2) the conditions contained in Section 4.02 of the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender, will be satisfied on the effective date of this Borrowing. I hereby authorize the Administrative Agent, for and on behalf of ODEC, to process this borrowing request and hereby acknowledge and agree that such terms shall be binding upon ODEC under the provisions of the Credit Agreement governing this advance.

Certified By: Name: Title:	Date:

PLEASE FAX TO 704-590-2790 ____	ATTN: Syndication Agency Services

EXHIBIT C

[Form of Interest Election Request]
INTEREST ELECTION
REQUEST

This form should only be used to continue or convert a rate on an existing Borrowing

Borrower Name: Old Dominion Electric Cooperative (“ODEC”)
Loan Number:
Original Effective Date of Borrowing:
Effective Date of Interest Election:
The Amount of Borrowing*:

* If different options are being elected with respect to different portions of the original Borrowing, indicate also the portion of the original Borrowing to be allocated to this Interest Election Request.

Interest Rate Elected:

 SOFR Borrowing  Base Rate Borrowing

Interest Rate Elections Period if SOFR Borrowing is chosen:

 1-month SOFR  3-month SOFR

 6-month SOFR

Certification

Acting on behalf of ODEC, I hereby certify that as of the date below I am duly authorized to make this certification and to make the Interest Election Request specified herein. I agree, for and on behalf of ODEC, that the terms hereof shall be binding upon ODEC under the provisions of the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender.

Certified By: Name: Title:	Date:

PLEASE FAX TO 704-590-2790 ____	ATTN: Syndication Agency Services

EXHIBIT D-1

[Form of Issuance Request]

LETTER OF CREDIT ISSUANCE REQUEST

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 2.04 of the Credit Agreement, ODEC desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [_______] (the “Credit Date”) in an aggregate face amount of $ _______.

Attached hereto for such Letter of Credit is either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary that, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit, including, in each case, the amount, the proposed date of such Letter of Credit, name and address of the beneficiary and the expiration date, of such Letter of Credit.

Acting on behalf of ODEC, I hereby certify that as of the date below: (1) I am duly authorized to make this certification and to request a Letter of Credit on the terms specified herein; and (2) the conditions contained in Section 4.02 of the Credit Agreement will be satisfied on the effective date of such Letter of Credit. I hereby authorize the Administrative Agent, for and on behalf of ODEC, to make this request for the Letter of Credit and hereby acknowledge and agree that such terms shall be binding upon ODEC under the provisions of the Credit Agreement governing this advance.

Date:	OLD DOMINION ELECTRIC COOPERATIVE
By:
Name:
Title:

EXHIBIT D-2

[Form of Amendment Issuance Request]

AMENDMENT ISSUANCE REQUEST

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 2.04 of the Credit Agreement, ODEC desires an amendment16 to an existing Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [__________] (the “Credit Date”).

Attached hereto for such Letter of Credit is either (i) the verbatim text of such proposed Letter of Credit amendment, or (ii) a description of the proposed terms and conditions of such Letter of Credit amendment.

Acting on behalf of ODEC, I hereby certify that as of the date below: (1) I am duly authorized to make this certification and to request a Letter of Credit amendment on the terms specified herein; and (2) the conditions contained in Section 4.02 of the Credit Agreement will be satisfied prior to the amendment of such Letter of Credit. I hereby authorize the Administrative Agent, for and on behalf of ODEC, to make this request for the Letter of Credit amendment and hereby acknowledge and agree that such terms shall be binding upon ODEC under the provisions of the Credit Agreement governing this advance.

Date:	OLD DOMINION ELECTRIC COOPERATIVE
By:
Name:
Title:

[16] Amendment includes any amendment to renew or extend a letter of credit.

EXHIBIT E

[Form of Note]

[AMENDED AND RESTATED] PROMISSORY NOTE

ODEC’s Taxpayer Identification No. _______

$[_______]	_______, 20_______

FOR VALUE RECEIVED, OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at such office of the Administrative Agent (as defined in the Credit Agreement referred to below) as shall be notified to ODEC from time to time in accordance with the terms of the Credit Agreement (as defined below), the principal sum of [DOLLAR AMOUNT] Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to ODEC under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to ODEC, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this [Amended and Restated] Promissory Note (this “Promissory Note”), endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of ODEC to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.

This Promissory Note evidences Loans made by the Lender under the Second Amended and Restated Credit Agreement dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among ODEC, the Lenders party thereto (including the Lender), the Issuing Lenders party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined in this Promissory Note have the meanings ascribed to them in the Credit Agreement.

[This Promissory Note replaces, restates and supersedes, but does not constitute payment of the indebtedness evidenced by, the Promissory Note dated [March 3, 2017] issued by ODEC to the Lender.]

The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 9.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

OLD DOMINION ELECTRIC COOPERATIVE
By:
Name:
Title:

SCHEDULE OF LOANS

This Promissory Note evidences Loans made, continued or converted under the Credit Agreement to ODEC, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

EXHIBIT F

[Form of Compliance Certificate]

COMPLIANCE CERTIFICATE

I, _______ , the_______ of Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (“ODEC”), and, as such, a Responsible Officer of ODEC, DO HEREBY CERTIFY that:

(a) I have conducted a review of the Second Amended and Restated Credit Agreement dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among ODEC, the Lenders party thereto, the Issuing Lenders party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender, the financial statements of ODEC and such other documents as I have deemed necessary for this certification. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. This Compliance Certificate is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

(b) [No Default or Event of Default has occurred during the period beginning on _______, 20[_______] and ending on the date hereof.] [Attached hereto as Annex 1 is a detailed description of each Default or Event of Default that has occurred during the period beginning on _______, 20[_______] and ending on the date hereof, together with a description of any action taken or proposed to be taken with respect thereto.]

(c) [Attached hereto as Schedule 1 are detailed calculations demonstrating compliance with the covenants set forth in Section 6.05 of the Credit Agreement as of the date hereof.]17

(d) The consolidating balance sheet and consolidated statements of revenue, expenses and patronage capital for ODEC and its Subsidiaries present fairly in all material respects the financial condition and results of operations of ODEC and its Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to the normal year- end audit adjustments and the absence of footnotes.

WITNESS my hand this _______day of _______, 20_______.

Name:
Title:

[17] Section 6.05 calculations only to be provided with each annual certificate.

EXHIBIT G

[Form of Competitive Loan Quote]

COMPETITIVE LOAN QUOTE

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

The lender designated herein (the “Lender”) hereby makes a Competitive Loan Quote pursuant to Section 2.20 of the Credit Agreement and, in connection therewith, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required pursuant to the terms of the Credit Agreement:

(i) The name of the Lender is ______________. The contact information for the Lender is as follows:

[Name]
[Address]
[Telephone]
[Facsimile]

(ii) The principal amount of the Proposed Borrowing is $ _______.18

(iii) The Competitive Loan Rate or Rates at which the Lender is prepared to make such Loan or Loans is/are as follows:

Loan Amount	Rate	Interest Period Beginning	Interest Period Ending	Duration

The Lender [does/does not] request a promissory note to evidence the Competitive Loan.

The Lender hereby acknowledges and agrees that should all or any portion of this Competitive Loan Quote be accepted by ODEC, the Lender shall be the sole lender of such Competitive Loan made by it and shall bear all financial risk and obligations relating thereto.

Date:	[NAME OF LENDER]
By:
Name:

[18] The principal amount shall be a minimum of $5,000,000 and in integral multiples of $1,000,000 and may equal the entire principal amount of the Competitive Loan Borrowing by ODEC.
PLEASE FAX TO 704-590-2790	ATTN: Syndication Agency Services

EXHIBIT H

[Form of Competitive Loan Quote Request]

COMPETITIVE LOAN QUOTE REQUEST

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

ODEC hereby requests Competitive Loan Quotes under the Credit Agreement pursuant to Section 2.20 thereof and, in connection therewith, sets forth below the information relating to such proposed Borrowing (the “Proposed Borrowing”) as required pursuant to the terms of the Credit Agreement:

(i) The funding date of the Proposed Borrowing is .

(ii) The aggregate amount of the Proposed Borrowing is .

(iii) The Proposed Borrowing will be a [SOFR Margin Competitive Loan] [Fixed Rate Competitive Loan].

(The requested Interest Period for the Proposed Borrowing is as follows:19

Start of Interest Period End Date of Interest Period Duration in months

[19] Such interest period shall be 1, 2, 3 or 6 months.

Upon any acceptance of a Competitive Loan Quote by ODEC, the Administrative Agent is hereby directed to disburse the proceeds of the Competitive Loan comprising the Proposed Borrowing on the funding date therefor as set forth below, whereupon the proceeds of such Competitive Loan shall be deemed received by or for the benefit of ODEC.

Wiring Instructions:
Bank Name
City, State
ABA No
Account No
Credit Account Name
Additional Instructions

Certification

Acting on behalf of ODEC, I hereby certify that as of the date below: (1) I am duly authorized to make this certification and to request funds on the terms specified herein; and (2) the conditions contained in Section 4.02 of the Credit Agreement will be satisfied on the effective date of the Proposed Borrowing. I hereby authorize the Administrative Agent, for and on behalf of ODEC, to make this Competitive Loan Quote Request.

Date:
Name:
Title:
PLEASE FAX TO 704-590-2790	ATTN:	Syndication Agency Services

EXHIBIT I

[Form of Competitive Loan Note]

ODEC’s Taxpayer Identification No. _______

COMPETITIVE LOAN NOTE

$_______	_______, 20_

FOR VALUE RECEIVED, OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at such office of the Administrative Agent (as defined in the Credit Agreement referred to below) as shall be notified to ODEC from time to time in accordance with the terms of the Credit Agreement (as defined below), the principal sum of [DOLLAR AMOUNT] Dollars, in lawful money of the United States of America and in immediately available funds, on the date provided in the Credit Agreement, and to pay interest on such principal sum, at such office, in like money and funds, for the period commencing on the date hereof until such principal sum shall be paid in full, at the rate per annum and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity date of the Competitive Loan made by the Lender to ODEC and evidenced by this Promissory Note, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Promissory Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of ODEC to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of such Competitive Loan.

This Promissory Note evidences a Competitive Loan made by the Lender under the Second Amended and Restated Credit Agreement dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among ODEC, the Lenders party thereto (including the Lender), the Issuing Lenders party thereto, and National Rural Utilities Cooperative Finance Corporation, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined in this Promissory Note have the meanings ascribed to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayment of this Promissory Note upon the terms and conditions specified therein.

Except as permitted by Section 9.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

OLD DOMINION ELECTRIC COOPERATIVE
By
Name
Title:

COMPETITIVE LOAN

Date	Amount of Competitive Loan	Type of Competitive Loan	Interest Rate	Amount of Principal Repaid	Maturity Date	Notation Made By

EXHIBIT J

[Form of Notice of Requested Commitment Increase]

NOTICE OF REQUESTED COMMITMENT INCREASE

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

ODEC hereby requests a Commitment Increase under the Credit Agreement pursuant to Section 2.21(a) thereof and, in connection therewith, sets forth below the information relating to such requested Commitment Increase (the “Requested Commitment Increase”) as required pursuant to the terms of the Credit Agreement:

(i) The requested date of the Requested Commitment Increase is _______.

(ii) The aggregate amount of the Requested Commitment Increase is _______.20

Certification

Acting on behalf of ODEC, I hereby certify that as of the date below no Default or Event of Default has occurred and is continuing.

Certified By:

Date:
Name:
Title:
PLEASE FAX TO 704-590-2790	ATTN:	Syndication Agency Services

[20] Such amount shall not exceed $150,000,000 in the aggregate with other previous Notices of Requested Commitment Increase, and shall be in minimum increments of $25,000,000.

EXHIBIT K

[Form of Notice of Commitment Termination]

NOTICE OF COMMITMENT TERMINATION

Reference is made to Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

ODEC hereby gives notice of a Commitment Termination under the Credit Agreement pursuant to Section 2.22) thereof and, in connection therewith, sets forth below the information relating to such Commitment Termination (the “Commitment Termination”) as required pursuant to the terms of the Credit Agreement:

(i) The Noticed Lender is _____________________________.

[Choose all that apply][Such Lender has requested compensation under Section 2.13.][ODEC has been required to make payments on account of such Lender under Section 2.15.][Such Lender is a Defaulting Lender.]

(ii) The requested date of the Commitment Termination is _______.21

(iii) The amount of the Commitment Termination is _______.

(iv) The amount of the Commitment Termination which ODEC requests be reallocated to the Commitments of other Lenders is: _______.

(v) The amount of Loans of the Noticed Lender which ODEC requests be allocated_______ to other Lenders is: _______.

(vi) The amount of Fronting Exposure of the Noticed Lender which ODEC requests be allocated to other Lenders is: _______.

Certification

Acting on behalf of ODEC, I hereby certify that as of the date below, I am duly authorized to make this certification and to give notice of a Commitment Termination on the terms specified herein. I hereby authorize the Administrative Agent, for and on behalf of ODEC, to make this Commitment Termination.

[21] Such date shall be at least 10 days from the date of delivery of this Notice of Commitment Termination.

[Add if a reallocation of Loans or Fronting Exposure is requested:] [Acting on behalf of ODEC, I hereby certify that as of the date below, (1) the conditions contained in Section 4.02 of the Credit Agreement are satisfied and (2) the reallocation described in clause (iv) above will not cause the aggregate Revolving Credit Exposure of any other Lender to exceed such Lender’s Commitment.]

Certified By:

Date:
Name:
Title:
PLEASE FAX TO 704-590-2790	ATTN:	Syndication Agency Services

EXHIBIT L-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of ODEC within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to ODEC as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and ODEC with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform ODEC and the Administrative Agent, and (2) the undersigned shall have at all times furnished ODEC and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	_______, _______ 20[_______]

EXHIBIT L-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of ODEC within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to ODEC as described in Section881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	_______, _______ 20[_______]

EXHIBIT L-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of ODEC within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to ODEC as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	_______, _______ 20[_______]

EXHIBIT L-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (“ODEC”), the LENDERS party thereto, the ISSUING LENDERS party thereto, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Administrative Agent and Swingline Lender.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of ODEC within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to ODEC as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and ODEC with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform ODEC and the Administrative Agent, and (2) the undersigned shall have at all times furnished ODEC and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	_______, _______ 20[_______]